                                  EXHIBIT 4.1

                       PROTECTIVE LIFE CORPORATION 401(k)
                            AND STOCK OWNERSHIP PLAN
                            (As Amended and Restated
                        Effective as of January 1, 1993)

                                TABLE OF CONTENTS

     ARTICLE I.  ESTABLISHMENT OF PLAN
     ARTICLE II.  DEFINITIONS

2.1         Accounts
2.2         Accrued Benefit
2.3         Acquisition Loan
2.4         Active Participant
2.5         After-tax Contributions
2.6         After-tax Contribution Account
2.7         Anniversary Date
2.8         Authorized Leave of Absence
2.9         Beneficiary
2.10       Break-in-Service
2.11       Change of Control
2.12       Code
2.13       Common Stock
2.14       Company
2.15       Company Contributions
2.16       Company Matching Contributions
2.17       Company Matching Contribution Account
2.18       Company Supplemental Contributions
2.19       Compensation
2.20       Corporation
2.21       Covered Employee
2.22       Disability
2.23       Disability Retirement Date
2.24       Effective Date
2.25       Employee Contributions
2.26       Employee
2.27       Employment Commencement Date
2.28       ERISA
2.29       Family Member
2.30       Fiduciaries
2.31       Financial Hardship
2.32       Fiscal Year
2.33       Highly Compensated Employee
2.34       Hour of Service
2.35       Leased Employee
2.36       Non-Restricted Employee
2.37       Normal Retirement Date
2.38       One Year Break-in-Service
2.39       Participant
2.40       Pension Plan
2.41       Plan
2.42       Plan Administrator
2.43       Plan Year
2.44       Predecessor Plan
2.45       Pre-tax Contribution Account
2.46       Pre-tax Contribution Amount

                       PROTECTIVE LIFE CORPORATION 401(k)
                            AND STOCK OWNERSHIP PLAN
                            (As Amended and Restated
                        Effective as of January 1, 1993)

                                TABLE OF CONTENTS
                                   (Continued)
2.47       Pre-tax Contributions
2.48       Restatement Date
2.49       Retirement
2.50       Rollover Account
2.51       Service
2.52       Stock Suspense Trust Account
2.53       Termination of Employment
2.54       Trust
2.55       Trust Agreement
2.56       Trust Fund
2.57       Trustee
2.58       Valuation Date
2.59       Vesting Service
2.60       Year of Service

     ARTICLE III.  PARTICIPATION AND SERVICE

3.1         Participation
3.2         Service
3.3         Inactive Status
3.4         Participation Upon Reemployment

     ARTICLE IV.  EMPLOYEE CONTRIBUTIONS

4.1         Pre-tax Contributions Generally
4.2         Amount of Pre-tax Contributions
4.3         Elections of Pre-tax Contributions
4.4         Pre-tax Contribution Account
4.5         Character of Pre-tax Contributions
4.6         Limitation on Pre-tax Contributions
4.7         Maximum Amount of Pre-tax Contributions
4.8         Distributions of Pre-tax Contributions
4.9         Loans
4.10       After-tax Contributions Generally
4.11       Credit and Investment of After-tax Contributions
4.12       Distributions of After-tax Contributions
4.13       Withdrawal of After-tax Contributions

     ARTICLE V.  COMPANY CONTRIBUTIONS

5.1         Company Matching Contributions on Pre-tax Contributions
5.2         Amount of Company Matching Contributions
5.3         Allocation Upon Retirement or Death
5.4         Limitation on Company Matching Contributions and
               After-tax Contributions
5.5         Deposit of Company Contributions
5.6         Acquisition Loans
5.7         Stock Suspense Trust Account
5.8         Allocations from Stock Suspense Trust Account
5.9         Dividends on Allocated Common Stock
5.10       Time of Contributions
5.11       For Exclusive Benefit of Employees
5.12       Vesting of Company Matching and Profit Sharing
               Contribution Accounts
5.13       Forfeitures
5.14       Change of Control
5.15       Company Profit Sharing Contributions

                       PROTECTIVE LIFE CORPORATION 401(k)
                            AND STOCK OWNERSHIP PLAN
                            (As Amended and Restated
                        Effective as of January 1, 1993)

                                TABLE OF CONTENTS
                                   (Continued)

     ARTICLE VI.  MISCELLANEOUS CONTRIBUTION RULES

6.1         Company Supplemental Contributions
6.2         Maximum Contributions
6.3         Rollover Provision
6.4         Account Adjustments for Income or Loss

     ARTICLE VII.  BENEFITS - AMOUNT OF DISTRIBUTION

7.1         Amount of Distribution upon Retirement
7.2         Amount of Distribution upon Death
7.3         Amount of Distribution upon Termination of
               Employment Prior to Retirement or Death
7.4         In-Service Withdrawal

     ARTICLE VIII.  BENEFITS - COMMENCEMENT OF DISTRIBUTION

8.1         Commencement of Benefits upon Retirement
8.2         Commencement of Benefits upon Death
8.3         Commencement of a Benefit upon Termination of
               Employment Prior to Retirement or Death
8.4         Special Rule
8.5         Eligible Rollover Distributions

     ARTICLE IX.  MANNER, FORM AND TIMING OF PENSION
     PAYMENTS UPON RETIREMENT, DEATH AND DISABILITY

9.1         Manner of Making Payments
9.2         Commencement and Distribution of Payments
9.3         Eligible Rollover Distributions
9.4         Nature of Distributions

     ARTICLE X.  TRUST FUND AND INVESTMENT OF CONTRIBUTIONS

10.1       In General
10.2       Exclusive Benefit
10.3       Voting and Tendering of Common Stock
10.4       Investment of Company Contributions
10.5       Investment of Employee Contributions

     ARTICLE XI.  ADMINISTRATION

11.1       Allocation of Responsibility among Fiduciaries for
               Plan and Trust Administration
11.2       Appointment of Administrator
11.3       Claims Procedure
11.4       Records and Reports
11.5       Other Administrative Powers and Duties
11.6       Rules and Decisions
11.7       Authorization of Payments
11.8       Establishment of Funding Procedures
11.9       Facility of Payment
11.10     Prudent Man Rule

                       PROTECTIVE LIFE CORPORATION 401(k)
                            AND STOCK OWNERSHIP PLAN
                            (As Amended and Restated
                        Effective as of January 1, 1993)

                                TABLE OF CONTENTS
                                   (Continued)


     ARTICLE XII.  SUCCESSOR EMPLOYER - MERGER OR
     CONSOLIDATION OF PLAN

12.1       Successor Company
12.2       Plan Assets

     ARTICLE XIII.  PLAN AMENDMENTS - ACTION BY CORPORATION

13.1       Plan Amendments
13.2       Amendments to the Vesting Schedule
13.3       No Reduction in Accrued Benefits
13.4       Amendments in Adoption Agreement

     ARTICLE XIV.  PLAN TERMINATION

14.1       Right to Terminate
14.2       Partial Termination
14.3       Distribution upon Complete or Partial Termination
               or upon Complete Discontinuance of Contributions

     ARTICLE XV.  TOP-HEAVY PLANS DEFINITIONS AND
     DETERMINATIONS

15.1       Top-Heavy Definitions
15.2       Minimum Contribution
15.3       Minimum Vesting

     ARTICLE XVI.  MISCELLANEOUS

16.1       No Guarantee of Employment
16.2       Rights to Trust Assets
16.3       Nonalienation of Benefits
16.4       Participants' Rights
16.5       Construction of Agreement
16.6       Service of Process
16.7       Administrative Expenses
16.8       Loans to Participants

                     PROTECTIVE LIFE CORPORATION 401(k)
                          AND STOCK OWNERSHIP PLAN
                          (As Amended and Restated
                      Effective as of January 1, 1993)

                      ARTICLE I.  ESTABLISHMENT OF PLAN

Previously, Protective Life Corporation (the "Corporation") established and maintained Protective Life Corporation's 401(k) Plan (the "Predecessor Plan"). Effective as of January 1, 1990, the Corporation restated the Predecessor Plan, as the Protective Life Corporation 401(k) and Stock Ownership Plan (the "Plan"). Under the restated Plan, employees could make contributions which would be matched by Company Contributions that would be automatically invested in Common Stock and would permit Common Stock to be acquired on a leveraged basis. Additionally, the restatement incorporated changes mandated by the Tax Reform Act of 1986.

The Plan is again being restated to incorporate subsequent legislative and regulatory changes and to reflect current administrative practices.

                          ARTICLE II.  DEFINITIONS

The following provisions of this Article provide basic definitions that are used throughout this Plan.

     2.1 "Accounts" mean a Participant's After-tax Contribution Account, Pre-tax Contribution Account, Company Matching Contribution Account, Company Profit Sharing Contribution Account, and if applicable, Rollover Account.

     2.2 "Accrued Benefit" means a Participant's entire interest in the Trust Fund determined as of any Valuation Date and reflected by the records maintained by the Plan Administrator. The value of an Accrued Benefit at any time shall be its value as adjusted on the coinciding or immediately preceding Valuation Date, provided that for purposes of distribution, the Accrued Benefit shall be determined in accordance with Article VII.

     2.3 "Acquisition Loan" means any loan to the Trust which satisfies the requirements of Treasury Regulation Section 54.4975-7(b) or any successor provision, including a loan by the Company to the Trust, to the extent that the proceeds of such loan are used to acquire Common Stock for the Plan.

     2.4 "Active Participant" means, for any Plan Year, a Participant who is not inactive under Section 3.3 or, with respect to the first Plan Year in which an Employee becomes a Participant, any Participant who enters the Plan on July 1 of such Plan Year, provided he has at least 500 Hours of Service in such Plan Year.

     2.5 "After-tax Contributions" means a Participant's contributions made on an after-tax basis under the terms of Article IV.

     2.6 "After-tax Contribution Account" means a subaccount composed of a Participant's After-tax Contributions to this Plan and any Company Supplemental Contributions treated as though After-tax Contributions, plus income and gains credited thereto and minus all losses, expenses and distributions chargeable thereto.

     2.7         "Anniversary Date" means January 1.

     2.8 "Authorized Leave of Absence" means an absence, with or without compensation, authorized by the Company. An Authorized Leave of Absence may be granted by a Company under such Company's standard personnel practices for sickness, disability, accident, jury, military duty, or for other reasons and shall be granted for military service to the extent the Plan is required to do so under applicable federal law.

     2.9 "Beneficiary" means any person designated under Section 7.2(a) to receive the Accrued Benefit of a Participant that is payable under this Plan upon the Participant's death.

     2.10 "Break-in-Service" means, with respect to each Employee, a period of severance of at least 12 consecutive months. A period of severance shall commence on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee completed not more than 500 Hours of Service; provided, however, that (effective August 5, 1993) the date an Employee incurs a severance of service shall be no earlier than the last day of an approved leave of absence taken by the Employee under the Family and Medical Leave Act of 1993. In the case of an individual who is absent from work because of an Authorized Leave of Absence or for maternity or paternity reasons, the 12-consecutive-month period beginning on the first anniversary of the first date of such absence shall not constitute a Break-in-Service. For purposes of this Section, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     2.11 "Change of Control" means the first to occur of the following events:

     (a) Without the approval of the Board, the stockholders of the Corporation approve a definitive agreement to merge or consolidate the Corporation with or into another corporation other than a majority-owned subsidiary of the Corporation, or to sell or otherwise dispose of all or substantially all of its assets, or

     (b) Without the approval of the Board, stock representing more than 20 percent of the voting power of the Corporation is acquired by any person or group other than the Corporation, any majority-owned subsidiary of the Corporation or any employee benefit plan maintained by the Corporation or any of its subsidiaries, or

     (c) When within any 24-month period persons who were members of the Board immediately prior to such 24-month period, together with any persons who were first elected as directors during such 24-month period by or upon the recommendation of members of the Board who were such members immediately prior to such 24-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.

     2.12 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and successor tax laws. References to any section of the Code shall be deemed to include similar sections of the Code as renumbered or amended, and any regulations and regulatory guidance under such section.

     2.13 "Common Stock" means common stock issued by the Corporation. If at any time more than one class of common stock is outstanding, "Common Stock" shall mean that class of common stock which is publicly traded.

     2.14 "Company" means the Corporation and any subsidiaries of the Corporation which have adopted the Plan.

     2.15 "Company Contributions" mean the payments made from time to time by or on behalf of the Company to the Trustee, including Company Matching Contributions, Company Profit Sharing Contributions, and Company Supplemental Contributions.

     2.16 "Company Matching Contributions" means the contributions made from time to time by or on behalf of a Company to the Trustee pursuant to
Section 5.1 and based on the level of Pre-tax Contributions; provided that, for purposes of Section 5.1, Company Matching Contributions shall be deemed also to include the fair market value of the Common Stock allocated to a Participant's Account under Section 5.2(a) and 6.1 which has been released from the Stock Suspense Trust Account through the application of dividends to repay an Acquisition Loan.

     2.17 "Company Matching Contribution Account" means a subaccount composed of Company Matching Contributions and any other allocations treated as though Company Matching contributions, plus income and gains credited thereto and minus all losses, expenses, and distributions chargeable thereto.

     2.17a     "Company Profit Sharing Contributions" mean the contributions made from time to time by or on behalf of a Company to the Trustee pursuant to Section 5.15, including the fair market value of the Common Stock allocated to a Participant's Account under Section 5.15 which has been released from the Stock Suspense Trust Account through the application of dividends to repay an Acquisition Loan.

     2.17b     "Company Profit Sharing Contribution Account" means a
subaccount composed of Company Profit Sharing Contributions plus income and gains credited thereto and minus all losses, expenses, and distributions chargeable thereto.

     2.18 "Company Supplemental Contributions" means the payments made from time to time by or on behalf of the Company pursuant to Section 6.1 to permit the Plan to meet the test set forth in Section 4.6 or Section 5.4 or to ensure compliance with the nondiscrimination provisions of Section 401(a)(4) or Section 410 of the Code.

     2.19 "Compensation" means the total cash compensation paid to an Employee by the Company during the entire Plan Year including overtime pay and bonuses, but excluding:

     (a)  Commissions paid under an agent's contract,

     (b)  Performance share awards, and

     (c) Any other extraordinary compensation designated by the Plan Administrator.

Compensation shall not include any contribution made by the Company to any defined benefit plan maintained by the Corporation or the Company or to any other employee benefit plan or insurance plan maintained by the Corporation or the Company for the benefit of such Employee, but shall include Pre-tax Contributions under this Plan and any other contributions made on behalf of an Employee on a salary reduction basis to a plan described in Section 401(k) or 125 of the Code.

The Compensation of each Employee that may be taken into account under the Plan shall not exceed:

     (1) $200,000 (or such higher amount determined by the Secretary of the Treasury under Code Section 401(a)(17)) for any Plan Year beginning prior to January 1, 1994; or

     (2) $150,000 (or such higher amount determined by the Secretary of the Treasury under Code Section 401(a)(17)) for any Plan Year beginning on or after January 1, 1994.

In determining Compensation for purposes of the limitation in paragraph (1) or (2), the rules of Section 414(q)(6) of the Code shall apply, except that in applying these rules, the term "family" shall include only the Employees spouse and lineal descendants who have not attained age 19 before the end of the Plan Year. If as a result of applying these rules the limit in Section 401(a)(17) of the Code is exceeded, the limitation shall be prorated among the affected individuals in proportion to each such individuals Compensation as determined prior to the application of this limitation.

     2.20       "Corporation" means Protective Life Corporation.

     2.21 "Covered Employee" means an Employee who is credited with an allocation for the Plan Year.

     2.22 "Disability" means the inability, as determined by the Plan Administrator in his sole and absolute discretion, to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

     2.23 "Disability Retirement Date" means the date a Participant retires after incurring a Disability.

     2.24 "Effective Date" means January 1, 1993 which, except as otherwise expressly stated, is the effective date of this restated Plan. Notwithstanding the foregoing, special effective dates for certain provisions of this Plan shall be stated in the Appendix which is attached to the Plan document.

     2.25 "Employee Contributions" means amounts which an Employee elects to contribute as Pre-tax Contributions or as After-tax Contributions.

     2.26       "Employee" means any individual employed by the Company who
(a) on or after the Effective Date, is receiving remuneration for personal services rendered to the Company as an employee (or would have received remuneration except for an Authorized Leave of Absence); and (b) is not employed on a temporary basis (employment expected to last less than one year).

     2.27 "Employment Commencement Date" means the first day on which an Employee is credited with, or is entitled to be credited with, an Hour of Service.

     2.28 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. References to any section of ERISA shall be deemed to include similar sections of ERISA as renumbered or amended, and any regulations and regulatory guidance under such section.

     2.29 "Family Member" means the spouse and lineal ascendants or descendants (including the spouses of such lineal ascendants or descendants) of a Highly Compensated Employee who is either a 5 percent owner within the meaning of Section 416(i) of the Code or one of the ten Highly Compensated Employees paid the highest compensation (as defined in Section 2.33) for the Plan Year.

     2.30 "Fiduciaries" means the Corporation, the Plan Administrator, and the Trustee, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in Article XI.

     2.31       "Financial Hardship" means:

     (a) Medical expenses (as described in Section 213(d) of the Code) incurred by the Employee, the Employee's spouse or dependents;

     (b) Purchase (excluding mortgage payments) of a principal residence for the Employee;

     (c) Payment of tuition for the next 12 months of post-secondary education for the Employee or the Employee's spouse, children or dependents;

     (d) The need to prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage of the Employee's principal residence; or

     (e) Any other reason deemed to be a hardship as described by the Internal Revenue Service in revenue rulings, notices or other
               documents of general application.   In any case where the fore-
               going provisions are not in conformity with the Code, the nonconforming provision may be amended retroactively to assure conformity.

     2.32       "Fiscal Year" means January 1 - December 31.

     2.33 "Highly Compensated Employee" means an Employee who performs service during the determination year and is described in one or more of the following groups:

     (a) An Employee who is a 5-percent owner (as defined in Section 416(i)(1)(A)(iii) of the Code) at any time during the determination year or the look-back year (as described in Treas. Reg. Section 1.414(q)-1T).

     (b) An Employee who receives compensation in excess of $75,000 (or such higher amount as may be established from time to time by the Internal Revenue Service) during the look-back year.

     (c) An Employee who receives compensation in excess of $50,000 (or such higher amount as may be established from time to time by the Internal Revenue Service) during the look-back year and is a member of the top-paid group for the look-back year.

     (d) An Employee who is an officer (within the meaning of Section 416(i) of the Code) during the look-back year and who receives compensation in the look-back year greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the calendar year in which the look-back year begins.

     (e) An Employee who would be in any of subsections (b), (c), or (d) if such subsections were modified to substitute the determination year for the look-back year and who is one of the 100 Employees who receive the most compensation from the Company during the determination year.

For purposes of the definition of "Highly Compensated Employee": The "determination year" is the Plan Year for which the determination of who is highly compensated is being made and the look-back year is the Plan Year immediately preceding the determination year. The "top-paid group" is the top 20 percent of Employees ranked on the basis of compensation received during the year. For purposes of determining the number of Employees in the top-paid group, Employees described in Section 414(q)(8) of the Code and Q&A 9(b) of Treas. Reg. Section 1.414(q)-1T are excluded. The number of "officers" is limited to 50 (or, if lesser, the greater of three Employees or 10 percent of Employees). When no officer has compensation in excess of 50 percent of the limit described in Section 415(b)(1)(A) of the Code, the highest paid officer is treated as a Highly Compensated Employee. "Compensation" (within the meaning of Section 415(c)(3) of the Code) includes elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangements or tax-sheltered annuities. Employers aggregated under Sections 414(b), (c), (m), and (o) of the Code are treated as the Company. The definition of "Highly Compensated Employee" includes a former Employee who had a separation year prior to the determination year and who was an active Highly Compensated Employee for either (1) such Employee's separation year or (2) any determination year ending on or after such Employee's 55th birthday. Generally, a "separation year" is the determination year in which such Employee separates from service. With respect to an Employee who separated from service before January 1, 1987, such Employee will be included as a Highly Compensated Employee only if such Employee was a 5-percent owner or received compensation in excess of $50,000 during (A) such Employee's separation year (or the year preceding such separation year) or (B) any year ending on or after such Employee's 55th birthday (or the last year ending before such Employee's 55th birthday).

Notwithstanding the foregoing, the Plan Administrator, in his sole and absolute discretion, may identify Highly Compensated Employees for any given Plan Year under any other method permissible under Section 414(q) of the Code, including the method described in Section 4 of Revenue Procedure 93-42.

     2.34       "Hour of Service" means:
     (a) Each hour for which the Employee is paid, or entitled to payment, directly or indirectly, from the Company;

     (b) Each hour for which back pay, irrespective of mitigation of damages, is awarded to the Employee or agreed to by the Company;

     (c) Each hour an Employee is paid or entitled to payment by the Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. An Hour of Service for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which the Employee performed no duties shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with any applicable worker's compensation, disability insurance, or unemployment compensation law. Hours of Service also shall not be credited for a payment which solely reimburses the Employee for medical or medically related expenses incurred by the Employee. Not more than 501 Hours of Service shall be credited under this subsection (c) to the Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single 12-month period). For purposes of this subsection (c), a payment shall be deemed to be made by or due from the Company regardless of whether such payment is made by or due from the Company directly, or indirectly through, among others, a trust fund, or insurer, to which Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate;

     (d) Solely for purposes of determining whether an Employee has incurred a One Year Break-in-Service, an Employee who is not otherwise credited with an Hour of Service under subsection (a), (b), or (c), above, shall be credited with an Hour of Service for each additional hour which is part of an Employee's customary work week with the Company during which the Employee is on an unpaid Authorized Leave of Absence, provided the Employee resumes employment with the Company upon the expiration of such Authorized Leave of Absence;

     (e) Solely for purposes of determining whether an Employee has incurred a One Year Break-in-Service, an Employee who is absent from work for maternity or paternity reasons and who is not otherwise credited with an Hour of Service under subsection (a), (b), (c), or
             (d) above, shall receive credit for the Hours of Service for which he would have been regularly scheduled had the Employee performed duties for the Company during such absence, or in the absence of a regularly scheduled number of hours, 40 hours per week (or eight hours per day). For purposes of such determination, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of such Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. Hours of Service credited for purposes of such determination shall be credited in the Plan Year in which such absence begins, if necessary to prevent a One Year Break-in-Service in that Plan Year or, in all other cases, in the next following Plan Year. In no event will more than 501 Hours of Service be credited for any single continuous period of time during which the person did not or would not have performed duties. The Plan Administrator may, in its discretion, require an Employee who is absent from work for maternity or paternity reasons to furnish information to the Plan Administrator to establish that the Employee's absence from work is for maternity or paternity reasons and the number of days for which there was such an absence. The Company reserves the right to terminate the employment of any Employee who is absent from work without authorization, without regard to whether such Employee is entitled to be credited for Hours of Service pursuant to this subsection (e);

     (f) Effective August 5, 1993, solely for purposes of determining whether an Employee has incurred a One Year Break-in-Service, an Employee shall be credited with an Hour of Service for each hour of the normally scheduled workweek for each week during any period the Employee is on an approved leave of absence taken pursuant to the Family and Medical Leave Act of 1993; and

     (g) The same Hours of Service shall not be credited more than once under subsections (a), (b), (c), (d), (e), and/or (f) above and all calculations shall be made according to the following rules:

             (1)Hours of Service during periods of payment for the performance of duties shall be determined by counting the actual hours for which an Employee is paid or entitled to payment; provided, however, in the case of Employees for whom records of paid hours are not maintained, each such Employee shall be credited with 45 Hours of Service for each calendar week in the Plan Year if, under the foregoing provisions, the Employee would be credited with at least one Hour of Service during the calendar week; and

             (2)Hours of Service during the periods of payment for reasons other than the performance of duties shall be determined as follows:

                    (A)In the case of a payment made or due which is calculated on the basis of units of time, such as hours, days, weeks or months, the number of Hours of Service to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated; and

                    (B)In the case of a payment made or due, which is not
                       calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the amount of payment divided by the Employee's most recent hourly rate of compensation (determined in accordance with applicable Federal regulations) before the period during which no duties are performed.

     (h) The determination of Hours of Service for reasons other than the performance of duties shall be made in accordance with the provisions of Labor Department Regulations, 29 C.F.R. Section 2530.200b-2(b), and Hours of Service shall be credited to Plan Years in accordance with the provisions of Labor Department Regulations, 29 C.F.R. Section 2530.200b-2(c).

     (i) Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code), of which the Company is a member. Hours of Service will also be credited for any Leased Employee.

     2.35 "Leased Employee" means any "leased employee," within the meaning of Section 414(n) of the Code who is not described within the safe harbor exception of Section 414(n)(5) of the Code. A person shall not be treated as a Leased Employee until such person has performed services for the Company on a substantially full-time basis for a consecutive 12-month period.

     2.36 "Non-Restricted Employee" means an Employee of the Company who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

     2.37 "Normal Retirement Date" means a Participant's sixty-fifth birthday.

     2.38 "One Year Break-in-Service" means a Plan Year within which an Employee completes less than 501 Hours of Service; provided, however, any Participant who is an active Employee on the last day of a Plan Year shall be deemed not to incur a Break-in-Service in that year, regardless of whether the Participant has more than 500 Hours of Service.

     2.39 "Participant" means an Employee participating in the Plan as provided in Article III.

     2.40 "Pension Plan" means any defined benefit plan maintained by the Company or the Corporation.

     2.41 "Plan" means, on or after January 1, 1990, the Protective Life Corporation 401(k) and Stock Ownership Plan, as Amended and Restated, and prior to January 1, 1990, Protective Life Corporation's 401(k) Plan.

     2.42 "Plan Administrator" means the individual serving as the Vice President - Human Resources for the Corporation (or its equivalent position) or such other person(s) or corporation as may be appointed by the Chief Executive Officer of the Corporation. In default of such an appointment, the Corporation shall serve as Plan Administrator and shall discharge all duties and responsibilities of the "administrator" as described in ERISA.

     2.43 "Plan Year" means a 12-consecutive-month period commencing on each January 1.

     2.44 "Predecessor Plan" means Protective Life Corporation's 401(k) Plan, as in effect immediately prior to January 1, 1990.

     2.45 "Pre-tax Contribution Account" means a subaccount composed of a Participant's Pre-tax Contributions to this Plan and any other allocations treated as though Pre-tax Contributions, plus income and gains credited thereto and minus all losses, expenses and distributions chargeable thereto.

     2.46 "Pre-tax Contribution Amount" means the dollar amount or percentage of a Participant's Compensation that such Participant elects to contribute as a Pre-tax Contribution for a Plan Year pursuant to Section 4.3.

     2.47 "Pre-tax Contributions" means amounts which a Participant elects to defer pursuant to a salary reduction agreement in accordance with
Article IV.

     2.48       "Restatement Date" means January 1, 1993.

     2.49 "Retirement" means a Participant's Termination of Employment (for any reason other than his death) on or after the earliest date as of which such Participant can retire and commence distribution of benefits under the Pension Plan, including the Participant's Disability Retirement Date. Retirement shall be considered as commencing on the day immediately following a Participant's last day of employment or, if later, his Authorized Leave of Absence.

     2.50 "Rollover Account" means the separate account established on behalf of an Employee to hold any rollover contribution made to the Plan pursuant to Section 6.3.

     2.51 "Service" means a Participant's period of employment with the Employer determined in accordance with Section 3.2.

     2.52 "Stock Suspense Trust Account" means the subaccount or subaccounts established under the Trust to hold Common Stock acquired with the proceeds of an Acquisition Loan until such Common Stock is released for allocation to Participants' Accounts under the terms of the Plan.

     2.53 "Termination of Employment" means (a) the resignation by an Employee for any reason, (b) the dismissal of an Employee for any reason, or
(c) the death or Retirement of an Employee, including a cessation of employment on account of Disability.

     2.54 "Trust" means the legal entity resulting from the Trust Agreement (and any amendments thereto) between the Corporation and the Trustee, by which Company Contributions and Employee Contributions shall be received, held, invested and distributed to or for the benefit of the Participants and Beneficiaries.

     2.55 "Trust Agreement" means the agreement between the Corporation and the Trustee, entitled the Protective Life Corporation 401(k) and Stock Ownership Trust, as amended from time to time.

     2.56 "Trust Fund" means all property, real or personal, received or held by the Trustee, plus all income and gains and minus all losses, expenses, and distributions chargeable thereto.

     2.57 "Trustee" means any entity, individual or individuals who shall accept the appointment as Trustee by the Corporation to execute the duties of the Trustee as specifically set forth in the Trust Agreement.

     2.58 "Valuation Date" means each June 30 and December 31 (or such other date or dates designated by the Plan Administrator).

     2.59       "Vesting Service" means the sum of:

     (a)  each Year of Service; plus

     (b) any other service designated by the Company as Vesting Service in its Document of Adoption; plus

     (c) any other service with the Company as a Leased Employee, if such service would have constituted a Year of Service under the applicable provisions of this Plan, if the Leased Employee had been a common law employee of the Company.

If the case of an Employee who has had a Break-in-Service is subsequently reemployed by the Company, his Vesting Service completed prior to the Break-in-Service shall be disregarded except that--

     (1) if at such Break-in-Service the Employee was vested in any part of his benefit under the Plan, the Vesting Service he had at such Break-in-Service shall be reinstated retroactive to his date of reemployment upon the completion of one year of Vesting Service following his reemployment;

     (2) if the Employee is reemployed before incurring a One Year Break-in-Service, his prior Vesting Service shall be reinstated upon reemployment; or

     (3) if neither paragraph (1) nor (2) applies and the Employee is reemployed before incurring a number of consecutive One Year Breaks-in-Service that equals or exceeds the greater of five or the number of years of Vesting Service he had prior to such Break-in-Service, his prior Vesting Service shall be reinstated retroactive to his date of reemployment upon the completion of one year of Vesting Service following his reemployment.

     2.60 "Year of Service" means a Plan Year during which an Employee has completed 1,000 Hours of Service.

                   ARTICLE III.  PARTICIPATION AND SERVICE

     3.1 PARTICIPATION. Any Employee who was eligible to be a Participant in the Plan on the Restatement Date shall continue to be eligible to be a Participant. Any other Employee who is regularly scheduled to work at least 20 hours per week shall be eligible to become a Participant on the January 1 or July 1 coinciding with or next following his Employment Commencement Date. Any other Employee who is regularly scheduled to work fewer than 20 hours per week shall be eligible to become a Participant on the January 1 or July 1 coinciding with or next following the end of the 12-month period during which the Employee completes 1,000 or more Hours of Service, beginning on (a) his Employment Commencement Date, or (b) any January 1 thereafter. If when first hired an individual does not satisfy the requirements for being an Employee, but later is transferred to employment where he becomes an Employee, such Employee shall be eligible to become a Participant in the Plan on the January 1 or July 1 coinciding with or next following such transfer.

     3.2 SERVICE. A Participant shall be credited with a Year of Service for vesting purposes for each Plan Year in which he has at least 1,000 Hours of Service.

     3.3 INACTIVE STATUS. In the event that any Participant shall fail, in any Plan Year of his employment after the later of January 1, 1990 or his most recent entry in the Plan, to accumulate 1,000 Hours of Service, as determined under Section 3.2, or does not remain employed on the last day in such Plan Year, he shall be considered an inactive Participant for such Plan Year. Notwithstanding the foregoing, any Participant shall not cease to be an Active Participant solely as a result of taking an Authorized Leave of Absence. Inactive Participants in a Plan Year shall not be entitled to share in the Company Contributions for the Plan Year except as provided in Section
5.3. In the event such Participant accumulates 1,000 Hours of Service, as determined under Section 3.2, in a subsequent Plan Year, he shall again become an Active Participant with full rights and privileges under this Plan restored.

     3.4 PARTICIPATION UPON REEMPLOYMENT. Active participation in the Plan shall cease upon termination of employment with the Company.
Termination of employment may result from retirement, death or voluntary or involuntary termination of employment, unauthorized leave of absence, or failure to return to active employment with the Company by the date on which an Authorized Leave of Absence expires.

Upon the reemployment of any Employee after January 1, 1990, who had previously been employed by the Company on or after such date and who subsequently incurred a Break-in-Service, his participation in the Plan shall be determined as follows. Upon rehire, a former Participant in the Plan shall, for purposes of Company Contributions, retroactively be a Participant since the latest Anniversary Date preceding his date of rehire. An Employee who had never become a Participant shall be a Participant on the date determined pursuant to Section 3.1.

                     ARTICLE IV.  EMPLOYEE CONTRIBUTIONS

     4.1 PRE-TAX CONTRIBUTIONS GENERALLY. A Participant may contribute amounts to his account on a pre-tax basis for a particular year or a particular period of time that result from a Participant's electing to have Pre-tax Contributions made by the Company through reductions in his Compensation pursuant to a salary reduction agreement.

     4.2 AMOUNT OF PRE-TAX CONTRIBUTIONS. To satisfy the requirements of Section 4.1, a Participant may elect in the manner described in Sections 4.3, 4.4 and 4.7 to contribute to this Plan by payroll deduction as Pre-tax Contributions an amount of his Compensation that shall not be less than $5.00 per semimonthly payroll period (or such increased amount as the Plan Administrator, in his sole discretion, should establish from time to time) and shall not exceed the lesser of (a) 10 percent of such Compensation (or such greater or lesser percentage as the Plan Administrator may establish from time to time with respect to all Participants or any reasonable class of Participants) and (b) the amount described in Section 4.7.

     4.3         ELECTIONS OF PRE-TAX CONTRIBUTIONS.

     (a) MANNER OF ELECTION. All Participants may direct the Company to make Pre-tax Contributions through salary reduction agreements, prepared and submitted in the time, place and manner as the Plan Administrator may establish from time to time, which will authorize the Company to deduct from and reduce the Employee's Compensation, expressed as a Pre-tax Contribution Amount, through payroll deduction each pay period. The Company will pay such amount to the Trustee as soon as practicable following the end of each month; however, in no event shall contributions under this Section for any Plan Year be made later than (1) the date prescribed by law for the Company to obtain a federal income tax deduction for the Plan Year for which the contributions are made or (2) the date required under ERISA, if earlier.

     (b) LENGTH OF ELECTION. A Pre-tax Contribution Amount selected by the Participant shall continue in effect, notwithstanding any change in his Compensation, until the earlier of the date (1) his election to change his Pre-tax Contribution Amount becomes effective and (2) he ceases to be an active Participant in accordance with Article III.

     (c) EFFECTIVE DATE OF ELECTION. A Pre-tax Contribution Amount election or change of such election made by a Participant shall be effective in accordance with the salary reduction agreement.

     4.4 PRE-TAX CONTRIBUTION ACCOUNT. A Pre-tax Contribution Account shall be established on behalf of each Participant to record the amount of Pre-tax Contributions made by such Participant to the Plan. Income and gains earned on the Participant's Pre-tax Contribution Account shall be credited thereto and losses, expenses and distributions chargeable to the Participant's Pre-tax Contribution Account shall be deducted therefrom. A Participant's Pre-tax Contribution Account shall be fully vested at all times.

     4.5 CHARACTER OF PRE-TAX CONTRIBUTIONS. All Pre-tax Contributions shall be treated as contributions to a qualified plan in accordance with
Section 401(k) of the Code and shall be excludable from the Employee's gross income to the extent that such treatment does not contravene any federal or state law.

     4.6         LIMITATION ON PRE-TAX CONTRIBUTIONS.

     (a) Any other provision of the Plan to the contrary notwithstanding, the Plan Administrator shall take such action as it deems appropriate to limit the amount of Pre-tax Contributions made on behalf of each Highly Compensated Employee each Plan Year to the extent necessary to ensure that either of the following tests is satisfied:
               (1)The "Average Actual Deferral Percentage" (as hereinafter defined) for the group of Participants who are Highly Compensated Employees is not more than the Average Actual Deferral Percentage for the group of Participants who are Non-Restricted Employees multiplied by 1.25; or

               (2)Both

                  (A)The excess of the Average Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees over the Average Actual Deferral Percentage for the group of Participants who are Non-Restricted Employees is not more than two percentage points, and

                  (B)The Average Actual Deferral Percentage for the group of
                     Participants who are Highly Compensated Employees is not more than the Average Actual Deferral Percentage for the group of Participants who are Non-Restricted Employees multiplied by 2.0.

     (b)  For purposes of this Section 4.6:

               (1)The term "Actual Deferral Percentage" means the ratio
                  (expressed as a percentage) of the Pre-tax Contributions on behalf of a Participant for the Plan Year to the Participant's compensation (within the meaning of Section 414(s) of the Code, but not exceeding the maximum amount that may be recognized under Section 401(a)(17) of the Code) for the Plan Year. The Actual Deferral Percentage for a Plan Year for a Participant who does not have Pre-tax Contributions made on his behalf for the Plan Year is zero.

               (2)The term "Average Actual Deferral Percentage" means the arithmetic average (expressed as a percentage) of the Actual Deferral Percentages of all persons in the specified groups. The specified groups are the group consisting of all Participants who are Highly Compensated Employees and the group consisting of all Participants who are Non-Restricted Employees.

               (3)The Actual Deferral Percentage for any Participant who is a
                  Highly Compensated Employee for the Plan Year who is eligible to have pre-tax contributions made on his behalf under two or more arrangements described in Section 401(k) of the Code that are maintained by the Company shall be determined for purposes of this Section 4.6 as if such pre-tax contributions were made under this Plan.

               (4)In determining the Actual Deferral Percentage for a Plan Year for a Participant who is a Highly Compensated Employee, the Pre-tax Contributions and compensation (within the meaning of Section 414(s) of the Code) of such Participant who is a Highly Compensated Employee shall include the Pre-tax Contributions and compensation (within the meaning of Section 414(s) of the Code) of any individual who is a Family Member, and such Family Members shall be disregarded as separate Employees in determining the Actual Deferral Percentage both for Participants who are Highly Compensated Employees and Participants who are Non-Restricted Employees.

               (5)The Actual Deferral Percentage for any Participant shall be determined by including all Pre-tax Contributions and similar employer contributions made under any other plans that are aggregated with the Plan for purposes of Sections 401(a)(4) and 410(b) of the Code.

     (c) If for any Plan Year the aggregate amount of the Pre-tax Contributions actually delivered to the Trustee on behalf of Participants who are Highly Compensated Employees exceeds the maximum amount permitted under the limits described in this Section
           4.6 for such Plan Year, then the amount of such excess (determined by reducing the Pre-tax Contributions on behalf of Participants who are Highly Compensated Employees in order of the Actual Deferral Percentages beginning with the highest of such percentages) (hereinafter referred to as "Excess Contributions"), plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the succeeding Plan Year to Participants to whose Pre-tax Contribution Accounts Excess Contributions were allocated for such Plan Year on the basis of the respective portions of the Excess Contributions attributable to each of such Participants. The income or loss allocable to Excess Contributions shall be determined by the Plan Administrator in accordance with applicable rules and regulations, but shall not include any amounts attributable to any period after the end of the Plan Year for which the contributions were made.

           Any Company Matching Contributions made with respect to Pre-tax Contributions refunded pursuant to this Section 4.6 or to Section
           4.7 shall be treated as a forfeiture.

     (d) If a Participant who has had Pre-tax Contributions made on his behalf for a taxable year of such Participant files with the Plan Administrator, before December 1 of such year (or by such later date as may be permitted by the Plan Administrator), a written statement, on the appropriate form furnished or approved by the Plan Administrator for this purpose, that states that he has "elective deferrals" within the meaning of Section 402(g)(3) of the Code for the taxable year in excess of the dollar limitation on elective deferrals in effect for such taxable year and specifies the amount of such excess the Participant claims as allocable to this Plan, the amount of such excess, adjusted for income or loss attributable to such excess elective deferral for such taxable year, at the sole and absolute discretion of the Plan Administrator, may be distributed to the Participant by April 15 of the year following the year of the excess elective deferral.

     4.7         MAXIMUM AMOUNT OF PRE-TAX CONTRIBUTIONS.  Subject to Section
4.6 and Section 415 of the Code, with respect to each Plan Year, the total Pre-tax Contributions attributable to salary reduction on behalf of any Participant shall not exceed $8,994, or such other amount provided by the Secretary of the Treasury in accordance with Section 402(g)(5) of the Code, but reduced by the amount of any other Pre-tax Contributions made by the Participant to any other plan pursuant to a qualified cash or deferred arrangement maintained by the Company under Section 401(k) of the Code. In the event that the Pre-tax Contributions for any Participant exceed the amount described above, the Plan Administrator shall return the portion of the Pre-tax Contributions in excess of the amount described above, along with any income allocable thereto and minus any loss allocable thereto for such Plan Year, to the affected Participant, not later than the first April 15, following the close of the taxable year in which such portion was contributed.

     4.8         DISTRIBUTIONS OF PRE-TAX CONTRIBUTIONS.

     (a) GENERALLY. Accrued Benefits derived from Pre-tax Contributions may not be distributed before the earlier of Retirement, death, Disability, Termination of Employment, attainment of age 59-1/2, or upon a finding of Financial Hardship.

     (b) DISTRIBUTIONS UPON FINANCIAL HARDSHIP. Upon application by an Employee due to his Financial Hardship and a finding of Financial Hardship by the Plan Administrator, in accordance with a non-discriminatory policy of the Plan Administrator, the Plan
              Administrator shall direct the Trustee to make distributions to an
               Employee of the balance (or any portion thereof) of his Pre-tax Contribution Account, other than Company Supplemental Contributions, if any, contributed to such account (and any earnings accrued thereon) after December 31, 1988 and any earnings accrued on Pre-tax Contributions after such date, in accordance with the terms of this Plan in order to meet such Financial Hardship.

     4.9 LOANS. Nothing in this Plan shall preclude the Trustee from making loans to a Participant to be secured by the balance in his Pre-tax Contribution Account and After-tax Contribution Account. Such loans shall be made in accordance with the terms of Section 16.8.

     4.10 AFTER-TAX CONTRIBUTIONS GENERALLY. Subject to Sections 5.4 and 6.2 and Section 415 of the Code, each Participant may, but is not required to, contribute each year to the Trust Fund an amount of After-tax Contributions which, when combined with all previous after-tax employee contributions made by such Participant to this Plan or any other qualified deferred compensation plan maintained by the Company, will not exceed 10 percent of his Compensation for the Plan Year. Notwithstanding the foregoing, in no event may the sum of the Pre-tax Contributions and the After-tax Contributions by a Participant for any Plan Year exceed 12 percent of the Participant's Compensation for the Plan Year (or such greater or lesser percentage as the Plan Administrator may establish from time to time). After-tax Contributions of Participants may be made by such methods and at such intervals established under rules promulgated by the Plan Administrator, but shall always be transmitted to the Trustee as soon as practicable after the date on which such After-tax Contributions were made; however, in no event shall contributions under this Section for any Plan Year be made later than the date required under ERISA.

     4.11 CREDIT AND INVESTMENT OF AFTER-TAX CONTRIBUTIONS. After-tax Contributions shall be credited by the Trustee, as soon as practicable after receipt, to an After-tax Contribution Account maintained in the Participant's name in the Trust. The After-tax Contributions to such account shall be invested by the Trustee and may be commingled with, invested and administered in the same manner as provided with respect to funds in a Pre-tax Contribution Account.

     4.12 DISTRIBUTIONS OF AFTER-TAX CONTRIBUTIONS. Each Participant shall at all times have a fully vested and nonforfeitable right to the separate After-tax Contribution Account established pursuant to Section 4.11. The balance of such account shall be payable to him upon his Retirement, death, or other Termination of Employment in a form available to a Participant in accordance with Articles VIII and IX. If no election is made, the balance of such account will be paid to him, or his Beneficiary, in a lump sum.

     4.13 WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS. By giving advance notice at a time and in a manner specified by the Plan Administrator, effective as of any Valuation Date, a Participant may withdraw any portion or all of his separate After-tax Contribution Account. Such notice shall be in writing and shall specify the amount to be withdrawn either in dollars, number of shares or percentage of total account value as of the effective date of the notice or shall be given in some other suitable manner. Such notice shall not be revocable or amendable after delivery to the Plan Administrator; provided, however, that it shall be revoked automatically upon the Retirement, death, or other Termination of Employment of the Participant prior to the effective date of such notice. The Trustee shall pay the amount withdrawn to the Participant requesting such withdrawal and shall charge said Participant's separate After-tax Contribution Account with the amount of the withdrawal as of the date of the withdrawal. As a result of any withdrawal, the Participant's right to make After-tax Contributions shall be suspended for a period of one calendar year from the date of such withdrawal.

                      ARTICLE V.  COMPANY CONTRIBUTIONS

     5.1 COMPANY MATCHING CONTRIBUTIONS ON PRE-TAX CONTRIBUTIONS. Each Plan Year the Company shall make a contribution to the Plan, which shall be allocated to the separate account of each Participant who (a) directs that Pre-tax Contributions be made under Section 4.3 for the Plan Year and (b) is an Active Participant or is described in section 5.3 for such Plan Year.

     5.2         AMOUNT OF COMPANY MATCHING CONTRIBUTIONS.  Subject to Sections
5.4 and 6.2, and the provisions of Articles XIII, XIV, and XV, the Company shall contribute with respect to Pre-tax Contributions the amounts determined under this Section 5.2 as Company Matching Contributions:

     (a) If an Acquisition Loan has been made pursuant to Section 5.6 and any amount thereof remains outstanding, the Company shall contribute to the Trust Fund at the time determined by the Plan Administrator a cash amount sufficient to pay the Company's allocable share of the remaining principal and interest due during such Plan Year under the terms of any Acquisition Loan then outstanding (or, if greater, an amount necessary to provide the allocations described below). Such contributions shall be net of any dividends paid on any shares of Common Stock used to repay any such Acquisition Loan on a timely basis. In no event shall such payment be made later than the due date (including extensions) for filing federal income tax returns for the Company for the taxable year corresponding to such Plan Year.

            Regardless of the times at which such contributions are made, there shall be allocated to the Company Matching Contribution Account of each Active Participant who (1) is an Employee on the last day of such Plan Year or (2) is described in Section 5.3 that number of shares of Common Stock equal to the product of such Active Participant's Pre-tax Contributions for such Plan Year not in excess of 4 percent of such Active Participant's Compensation for such Plan Year (A) multiplied by .75 and (B) divided by the arithmetic average of the closing prices of a share of Common Stock on the first trading day on or after January 1, April 1, July 1, October 1, and December 31 of such Plan Year as reported on the principal securities market on which the Common Stock is then traded.

            In the event that the loan payment described above does not release from the Stock Suspense Trust Account a sufficient number of shares of Common Stock to provide the allocations described above, the Company, in its sole and absolute discretion, shall either (1) contribute to the Trust Fund at the time determined by the Plan Administrator a cash amount sufficient to prepay a portion of the Acquisition Loan which would release the necessary additional shares, (2) contribute to the Company Matching Contribution Account of each affected Participant cash or Common Stock with a fair market value equal to the fair market value of the necessary additional shares, or (3) effect a combination of the actions described in paragraph (1) and (2). Such contribution shall be made no later than the due date (including extensions) for filing federal income tax returns for the Company for the taxable year corresponding to such Plan Year.

            In the event that the loan payment described above releases from the Stock Suspense Trust Account shares of Common Stock that exceed the total number of shares required to provide the allocations described above and the allocations described in Section 5.15, unless otherwise directed by the Plan Administrator, such excess shares of Common Stock shall be applied as additional Company Matching Contributions pursuant to this subsection.

     (b) If no Acquisition Loan is in effect, the Company shall contribute each Plan Year to the Company Matching Contribution Account of each Active Participant who (1) is an Employee of the Company on the last day of such Plan Year or (2) is described in Section 5.3 for such Plan Year a Company Matching Contribution equal to 75 percent of such Active Participant's Pre-tax Contributions for such Plan Year, provided that, in no event, shall the Company Matching Contributions made on behalf of any Participant for any Plan Year exceed 3 percent of such Active Participant's Compensation for such Plan Year.

     5.3 ALLOCATION UPON RETIREMENT OR DEATH. If during the Plan Year a Participant's employment with the Company is terminated due to death, Disability, or Retirement, there shall be allocated to the Participant's Matching Contribution Account the amount of Company Matching Contributions described in Section 5.2.

     5.4         LIMITATION ON COMPANY MATCHING CONTRIBUTIONS AND AFTER-TAX
                 CONTRIBUTIONS.

     (a) Any other provision of the Plan to the contrary notwithstanding, the Plan Administrator shall take such action as it deems appropriate to limit the amount of After-tax Contributions made by, and Company Matching Contributions made on behalf of, each Highly Compensated Employee each Plan Year to the extent necessary to ensure that either of the following tests is satisfied:

            (1) The "Average Contribution Percentage" (as hereinafter defined) for the group of Participants who are Highly Compensated Employees is not more than the Average Contribution Percentage for all Participants who are Non-Restricted Employees multiplied by 1.25; or

            (2)   Both

                  (A) The excess of the Average Contribution Percentage for the group of Participants who are Highly Compensated Employees over that of all Participants who are Non-Restricted Employees is not more than two percentage points, and

                  (B) The Average Contribution Percentage for the group of
                       Participants who are Highly Compensated Employees is not more than the Average Contribution Percentage of all Participants who are Non-Restricted Employees multiplied by 2.0;
                   or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to the group of Participants who are Highly Compensated Employees.

     (b)  For purposes of this Section 5.4:

          (1) The term "Contribution Percentage" means, with respect to a Participant, the ratio (expressed as a percentage) of (A) the sum of his After-tax Contributions, Company Contributions allocated to his Company Matching Contribution Account, and, to the extent elected by the Plan Administrator in accordance with applicable regulations, his Pre-tax Contributions to (B) the compensation (within the meaning of Section 414(s) of the Code, but not exceeding the maximum amount that may be recognized under Section 401(a)(17) of the Code) of such Participant for such Plan Year determined without regard to whether the Participant was an Active Participant. Without limiting the foregoing, the fair market value of the shares of Common Stock allocated to a Participant's Account under

                Section 5.2(a) in conjunction with an Acquisition Loan shall, for purposes of determining the Contribution Percentage, be treated as a Company Contribution allocated to the Participant's Company Matching Contribution Account. The Contribution Percentage for a Plan Year for an eligible Participant who does not have After-tax Contributions or Company Matching Contributions allocated to his Accounts is zero.

          (2) The term "Average Contribution Percentage" means the arithmetic average (expressed as a percentage) of the Contribution Percentages for all persons in the specified groups. The specified groups are the group consisting of all Participants who are Highly Compensated Employees and the group consisting of Participants who are Non-Restricted Employees.

          (3) The Contribution Percentage for a Participant who is a Highly Compensated Employee for the Plan Year who is eligible to make after-tax employee contributions, or to have matching employer contributions (within the meaning of Section 401(m)(4)(A) of the Code) made on his behalf under two or more plans or arrangements that are maintained by the Company and described in Section 401(a) of the Code shall be determined for purposes of this subsection (b) as if the total of such employee contributions and matching contributions were made under this Plan.

          (4) In determining the Contribution Percentage of a Participant who is a Highly Compensated Employee, the After-tax Contributions, Company Matching Contributions and compensation (within the meaning of Section 414(s) of the Code) of such Participant shall include After-tax Contributions, Company Matching Contributions, and compensation made by or on behalf of any individual who is a Family Member, and Family Members shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are Highly Compensated Employees and for Participants who are Non-Restricted Employees.

          (5) Without limiting the generality of the foregoing, Company Matching Contributions made pursuant to Section 5.2(a) (and any allocations of Common Stock treated as though Company Matching Contributions) shall be tested separately from any After-tax Contributions or any Company Matching Contributions made under Section 5.2(b). Company Supplemental Contributions shall be treated like any Company Matching Contributions which they supplement.

          (6) The Contribution Percentage for any Participant shall be determined by including all matching and employee contributions (within the meaning of Section 401(m) of the Code) made under any other plans that are aggregated with the Plan for purposes of Sections 401(a)(4) and 410(b) of the Code.

          (7) In the sole and absolute discretion of the Plan Administrator, the Contribution Percentage for a Participant may be determined by taking into account all or part of his Pre-tax Contributions, provided that the requirements in Treasury Regulation Section 1.401(m)-1(b)(5) are satisfied.

     (c) If the aggregate amount of After-tax Contributions and Company Matching Contributions for the Plan Year made by or on behalf of Participants who are Highly Compensated Employees exceeds the maximum amount permitted under the limits of this Section 5.4 for such Plan Year, then the amount of such excess (determined by reducing contributions on behalf of Participants who are Highly Compensated Employees in order of Contribution Percentages beginning with the highest of such percentages) (hereinafter referred to as "Excess Aggregate Contributions"), plus any income or minus any loss allocable thereto, shall be forfeited to the extent not vested or, if vested, distributed no later than the last day of the succeeding Plan Year to the Participants on whose behalf such excess contributions were made. The amount of Excess Aggregate Contributions to be distributed to each such Participant (or forfeited by the Participant to the extent the portion of excess contributions represents Company Matching Contributions which are not vested) shall be determined on the basis of the portion, if any, of the Excess Aggregate Contributions attributable to each of such Participants. Distribution (or forfeiture) of Excess Aggregate Contributions allocable to a Participant shall be made first through a return of After-tax Contributions and then forfeitures or, if not forfeitable, distribution of Company Matching Contributions on a pro rata basis. The amount of any income or loss allocable to Excess Aggregate Contributions shall be determined by the Plan Administrator in accordance with applicable rules and regulations, but shall not include any amounts attributable to any period after the end of the Plan Year for which the contributions were made.

     (d) In no event shall Pre-tax Contributions, After-tax Contributions, and Company Matching Contributions made under Section 5.2(b) exceed the limit on contributions described in Treasury Regulation Section 1.401(m)-2(b) where multiple use of the alternative limitation contained in subsection (a)(2) and in Section 4.6(a)(2) occurs. If contributions made under the Plan would otherwise exceed this limit, the Plan Administrator shall reduce After-tax Contributions and Matching Contributions for all affected Highly Compensated Employees in the manner described in subsection (c). Notwithstanding distribution or forfeiture pursuant to the foregoing provisions, Excess Aggregate Contributions shall be treated as annual additions (as defined in Section 415 of the Code) for purposes of Section 6.2. Any amounts forfeited pursuant to the foregoing provisions shall be applied as a forfeiture pursuant to
            Section 5.13(a).

Determination of Excess Aggregate Contributions pursuant to this Section 5.4 shall be made only after first determining any excess elective deferrals pursuant to Section 4.6(d) and then determining any Excess Contributions pursuant to Section 4.6(c).

Distributions (or forfeitures) of a Participant's Excess Aggregate Contributions pursuant to this Section 5.4 shall be made pro rata from the funds in which such Excess Aggregate Contributions are invested.

     5.5 DEPOSIT OF COMPANY CONTRIBUTIONS. All Company Contributions made to this Plan on behalf of Participants shall be delivered to the Trustee in the form of cash or shares of Common Stock, provided that any Company Contributions made to repay an Acquisition Loan shall be made solely in cash.

     5.6         ACQUISITION LOANS.

     (a) AUTHORITY TO MAKE ACQUISITION LOANS. The Company may direct the Trustee to enter into Acquisition Loans on behalf of the Plan to acquire Common Stock.

     (b) APPLICATION OF PROCEEDS. The Trustee shall use the proceeds of any Acquisition Loan within a reasonable time after their receipt to purchase Common Stock. Such purchases may be made on the open market, from the Company or in privately negotiated transactions, as directed by the Company at the time it agrees to guarantee, assume or make the Acquisition Loan, but the Trustee shall determine the timing of, and the manner in which, any open market purchases directed by the Company shall be effected. Notwithstanding the foregoing, the proceeds of any Acquisition Loan may also be used to repay a prior Acquisition Loan, if so directed by the Company.

     (c) SECURITY FOR ACQUISITION LOANS. In no event shall the terms of any Acquisition Loan provide or permit recourse of the lender against the Trust Fund or any assets of the Trust Fund other than the shares of Common Stock acquired with the proceeds of such Acquisition Loan (or shares of Common Stock used as collateral on a prior Acquisition Loan repaid with the current Acquisition Loan), Company Matching Contributions and Company Profit Sharing Contributions made in cash to repay such Acquisition Loan and dividends payable on shares of Common Stock acquired with the proceeds of an Acquisition Loan. Notwithstanding the foregoing, shares of Common Stock allocated to Participants' Accounts pursuant to the Plan shall no longer be subject to recourse by the lender under the terms of any Acquisition Loan, but any dividends payable thereon may be used to repay such Acquisition Loan in accordance with the terms of the Plan and applicable law.

     (d) CHARACTER OF PLAN. Sections 5.6, 5.7, 5.8, and 5.9 (and so much of Sections 5.1 and 5.2 (or any other Section of the Plan) as are applicable) shall constitute an employee stock ownership plan that shall consist primarily of shares of Common Stock, which constitute "qualifying employer securities" as defined in Section 4975(e)(8) of the Code.

     (e) OPTION TO HAVE COMPANY PURCHASE COMMON STOCK IF COMMON STOCK IS NOT READILY TRADED. Any Participant or Beneficiary who receives any Common Stock pursuant to Articles VIII and IX shall have the right to require the Company to purchase such Common Stock for its current fair market value (the "Put Right") as described in this subsection (e). This Put Right shall apply only to the extent that the Common Stock is not readily tradable on an established securities market in accordance with federal and state securities laws and regulations. The Put Right shall be exercisable by written notice to the Committee during the first 60 days after the Common Stock is distributed by the Plan or, if not exercised in that period, during the first 60 days of the next Plan Year following the year of distribution. If the Put Right is exercised, the Trustee may, if so directed by the Committee, assume the Company's rights and obligations with respect to purchasing the Common Stock, provided that the Company provides the Trustee with such funds as and when needed to effect such purchases. The payment terms under a put option must be reasonable. The deferral of payment by the Company is reasonable if the underlying payment terms provide such Participant or Beneficiary with adequate security and a reasonable rate of interest for any credit extended, for commencement of payment within 30 days after the date the put option is exercised and a term of payment not exceeding five years. Nothing contained herein shall be deemed to obligate the Company to register any Common Stock under any federal or state securities law or to create a public market to facilitate transferability of Common Stock. The Put Right set forth in this subsection (e) shall be nonterminable; the Put Right shall continue in effect to the extent provided herein even if the Acquisition Loan has been repaid or the applicable portion of this Plan ceases to be a qualified employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code. Except as provided in this subsection (e), no share of Common Stock acquired with the proceeds of an Acquisition Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by or distributed from the Plan, whether or not the Plan ceases to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

     5.7 STOCK SUSPENSE TRUST ACCOUNT. Unless otherwise directed by the Plan Administrator in his sole and absolute discretion, all shares of Common Stock purchased by the Trust with the proceeds of any Acquisition Loan shall for Plan purposes be held in a separate Stock Suspense Trust Account in respect of such Acquisition Loan. Unless otherwise directed by the Plan Administrator in his sole and absolute discretion, all dividends on shares of Common Stock held in a Stock Suspense Trust Account, and any earnings thereon, shall be used to pay principal and interest on the Acquisition Loan made to finance the purchase of such shares. Shares of Common Stock shall be withdrawn from a Stock Suspense Trust Account as required to satisfy the provisions of Sections 5.1, 5.2, 5.15, and 6.1. Withdrawals from a Stock Suspense Account shall be made over the term of the applicable Acquisition Loan and shall be made at least as rapidly as is required under Section 4975 of the Code and Section 406 of ERISA.

Upon any payment of principal and/or interest on any Acquisition Loan (whether a regularly scheduled payment or a prepayment), the number of shares of Common Stock released from the Stock Suspense Trust Account shall be equal to the number of shares of Common Stock held in the Stock Suspense Trust Account immediately prior to the payment multiplied by a fraction:

     (a) the numerator of which is the amount of principal and interest paid with respect to such payment; and

     (b) the denominator of which is the sum of the numerator plus the principal and interest becoming due and payable in the future with respect to such Acquisition Loan, determined on the basis of the best available annual projections of the total principal and interest payable over the life of the Acquisition Loan.

     In determining the number of shares to be released from the Stock Suspense Trust Account:

            (1) the number of future years under the Acquisition Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods;

            (2) if the Acquisition Loan provides for a variable interest rate, the interest to be paid for all future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year for which the determination is being made; and

            (3) if the Common Stock allocated to the Stock Suspense Trust
                  Account includes more than one class of shares, the number of shares of each class to be withdrawn for a Plan Year from the Stock Suspense Trust Account must be determined by applying the applicable fraction provided above to each such class.

     5.8 ALLOCATIONS FROM STOCK SUSPENSE TRUST ACCOUNT. All shares of Common Stock withdrawn from a Stock Suspense Trust Account in accordance with
Section 5.7 by reason of any Company Contributions made under Sections 5.1, 5.2, 5.15, and 6.1 shall be allocated to Participants as provided therein.

     5.9 DIVIDENDS ON ALLOCATED COMMON STOCK. Notwithstanding anything else in the Plan to the contrary, unless otherwise directed by the Plan Administrator in his sole and absolute discretion, dividends payable on shares of Common Stock acquired pursuant to an Acquisition Loan (or shares received in substitution of such shares) and allocated to a Participant's Company Matching Contribution Account or Company Profit Sharing Contribution Account shall be used to repay any outstanding Acquisition Loan in exchange for an appropriate amount of Common Stock determined in accordance with the requirements of the Code and otherwise applicable law. Any earnings payable on such dividends after exchange in accordance with the preceding sentence shall be applied toward paying expenses of the Plan. If directed by the Plan Administrator in his sole and absolute discretion, such dividends may instead be paid to the Participant (or paid to the Trust and distributed to the Participant within the time period required to deduct such dividends under Section 404 of the Code).

     5.10 TIME OF CONTRIBUTIONS. All contributions shall be paid to the Trustee not later than the time prescribed by the law for filing of the Company's federal income tax return for the applicable Fiscal Year (including extensions thereof).

     5.11 FOR EXCLUSIVE BENEFIT OF EMPLOYEES. Except as otherwise provided below, all contributions by the Company to the Trust Fund shall be irrevocable and said contributions together with any income therefrom shall be retained for the exclusive purpose of providing benefits for Participants and their Beneficiaries, and for defraying administrative expenses to the extent not paid by the Company. No Company Contributions shall revert to, or inure to the benefit of, the Company.

Notwithstanding anything herein to the contrary, upon the Company's request:

     (a) If a Company Contribution is made due to a mistake of fact, such contribution shall revert back to the Company, but only if such reversion occurs within one calendar year after such mistake is discovered.

     (b) If a contribution is conditioned upon the deductibility of the contribution under Section 404 of the Code, then, to the extent the deduction is disallowed, said contribution shall revert back to the Company within one year after the disallowance of the deduction.

     5.12       VESTING OF COMPANY MATCHING AND PROFIT SHARING CONTRIBUTION
                ACCOUNTS.

     (a) ON OCTOBER 1, 1990. Each Employee who, as of October 1, 1990, either had a balance in his Account or was making Employee Contributions shall be fully vested in his Company Matching Contribution Account and his Company Profit Sharing Account.

     (b)  AFTER OCTOBER 1, 1990. Subject to Sections 7.1 and 7.2, each
              Employee not described in subsection (a) shall vest in his Company
               Matching Contribution Account and his Company Profit Sharing Contribution Account in accordance with the following schedule:

               YEARS OF VESTING SERVICE            VESTED PERCENTAGE

                 Less than 3 years                       None
                 3 but less than 4                        20%
                 4 but less than 5                        40%
                 5 but less than 6                        60%
                 6 but less than 7                        80%
                 7 years or more                         100%

     (c) AT NORMAL RETIREMENT DATE. Notwithstanding anything else contained herein to the contrary, a Participant's Accrued Benefit shall be fully vested as of such Participant's Normal Retirement Date.
     5.13       FORFEITURES.

     (a) TREATMENT OF FORFEITABLE AMOUNTS. Each Employee who suffers a Termination of Employment prior to Retirement or death shall forfeit the unvested portion of his Company Matching Contribution Account and his Company Profit Sharing Contribution Account as of the Valuation Date coincident with or next following the date of such termination. Any amounts forfeited pursuant to this subsection shall be--

             (1) used to reduce Company Matching Contributions and Company
                  Profit Sharing Contributions in the Plan Year of forfeiture, in the event that the loan payment described in Sections 5.2(a) and 5.15(b) does not release from the Stock Suspense Trust Account a sufficient number of shares of Common Stock to provide the allocations described in those Sections; or

             (2) in all other cases, applied as additional Company Matching
                  Contributions or Company Profit Sharing Contributions in the Plan Year.

     (b) RESTORATION AFTER DISTRIBUTION. If a Participant receives a distribution upon a Termination of Employment that is less than the value of the Participant's Accounts and is later reemployed by the Company prior to incurring five consecutive One Year Breaks-in-Service, the portion of the Participant's Company Matching Contribution Account and Company Profit Sharing Contribution Account that is forfeited under subsection (a) shall be restored if the Participant repays to the Plan the full amount of his distribution. This repayment must be made within five years after the date of the Participant's reemployment.

     (c) RESTORATION AFTER NO DISTRIBUTION. If a Participant does not receive a distribution of the vested portion of his Accounts upon a Termination of Employment, the portion of the Participant's Company Matching Contribution Account and Company Profit Sharing Contribution Account that is forfeited under subsection (a) shall be restored if the Participant is reemployed by the Company prior to incurring five or more consecutive One Year Breaks-in-Service.

     (d) FIVE CONSECUTIVE ONE YEAR BREAKS-IN-SERVICE. If a Participant is not reemployed by the Company prior to incurring five consecutive One Year Breaks-in-Service, the Participant shall permanently forfeit the portion of the Participant's Company Matching Contribution Account and Company Profit Sharing Contribution Account that was not vested at the time of his Termination of Employment.

     5.14 CHANGE OF CONTROL. In the event of a Change of Control, the Company shall pay the remaining principal and interest on any Acquisition Loan outstanding and shall allocate, subject to Sections 5.4 and 6.2, that number of shares of Common Stock in proportion to each Active Participant's Pre-tax Contributions for the then current Plan Year.

     5.15 COMPANY PROFIT SHARING CONTRIBUTIONS. Subject to Section 6.2, and the provisions of Articles XIII, XIV, and XV, the Company shall contribute the amounts determined under this Section 5.15 as Company Profit Sharing Contributions:

     (a) For each Plan Year beginning on or after January 1, 1994, there shall be allocated to the Company Profit Sharing Contribution Account of each eligible Participant (as defined in subsection (e)) a Company Profit Sharing Contribution equal to the number of shares of Common Stock determined by dividing:

            (1) the eligible Participant's Compensation (as defined in subsection (e)) multiplied by the applicable percentage (as defined in subsection (e)); by

            (2) the arithmetic average of the closing prices of a share of
                   Common Stock on the first trading day on or after January 1, April 1, July 1, October 1, and December 31 of such Plan Year as reported on the principal securities market on which the Common Stock is then traded.

     (b) If an Acquisition Loan has been made pursuant to Section 5.6 and any amount thereof remains outstanding, the Company shall contribute to the Trust Fund at the time determined by the Plan Administrator a cash amount sufficient to pay the Company's allocable share of the remaining principal and interest due during such Plan Year under the terms of the Acquisition Loan in accordance with the terms of Section 5.2(a). Shares of Common Stock withdrawn from a Stock Suspense Trust Account upon payment of an Acquisition Loan, as provided in Section 5.7, shall be allocated to eligible Participants pursuant to subsection (a) to the extent that these shares exceed the number of shares required to provide the allocations of Company Matching Contributions described in
            Section 5.2(a).

     (c) In the event that the loan payment described above does not release from the Stock Suspense Trust Account a sufficient number of shares of Common Stock to provide the allocations described above, the Company, in its sole and absolute discretion, shall either (1) contribute to the Trust Fund at the time determined by the Plan Administrator a cash amount sufficient to prepay a portion of the Acquisition Loan which would release the necessary additional shares, (2) contribute to the Company Profit Sharing Contribution Account of each affected Participant cash or Common Stock with a fair market value equal to the fair market value of the necessary additional shares, or (3) effect a combination of the actions described in paragraph (1) and (2).

     (d) If no Acquisition Loan is in effect, the Company shall contribute each Plan Year to the Company Profit Sharing Contribution Account of each eligible Participant a Company Profit Sharing Contribution in the amount determined under subsection (a).

     (e)  For purposes of this Section:

            (1) "Applicable percentage" means a percentage up to 4 percent, selected on the basis of the Company's financial performance as measured against the standards determined by the Compensation and Management Succession Committee of the Board of Directors for the Fiscal Year. If the Company fails to satisfy any of the performance standards established by this Committee, the applicable percentage shall be zero, and no Profit Sharing Contributions shall be allocated to Participants.

             (2) "Compensation" means the base pay paid by the Company to an eligible Participant in the Plan Year, specifically excluding any overtime pay and other special items of compensation.

             (3) "Eligible Participant" means, for a Plan Year, a Participant who:

                  (A) Is employed from January 1 through December 31 for the
                       Plan Year;

                  (B) Completes 1,000 or more Hours of Service during the Plan
                       Year; and

                  (C) Is not currently eligible for the Annual Incentive Plan or any other bonus program maintained by the Company.
                  Notwithstanding the foregoing, a Participant described in subparagraph (C) above shall be an eligible Participant if his employment with the Company is terminated during the Plan
                  Year due to death, Disability, or Retirement.

                ARTICLE VI.  MISCELLANEOUS CONTRIBUTION RULES

     6.1 COMPANY SUPPLEMENTAL CONTRIBUTIONS. To comply with the discrimination limitations contained in Sections 4.6 and 5.4 of the Plan without requiring a distribution (or forfeiture) of Excess Contributions described in Section 4.6 or Excess Aggregate Contributions described in
Section 5.4, the Plan Administrator in his sole and absolute discretion may require that the Company make Company Supplemental Contributions which meet the requirements of the Code on behalf of Active Participants who are Non-Restricted Employees. Without limiting the generality of the foregoing, the Plan Administrator in his sole and absolute discretion may require that the Company make such Company Supplemental Contributions on behalf of Non-Restricted Employees to assure compliance with Section 401(a)(4) or Section 410 of the Code. The Plan Administrator shall designate Company Supplemental Contributions as Pre-tax Contributions, After-tax Contributions, Company Matching Contributions, or Company Profit Sharing Contributions for purposes of Sections 4.6, 5.4, and 5.15 and Articles VII and VIII. Without limiting the foregoing, if an Acquisition Loan has been made pursuant to Section 5.6, the Plan Administrator in his sole and absolute discretion may require that any Company Supplemental Contributions to be made on behalf of a Participant shall be applied to repay principal and interest on such Acquisition Loan, so long as there is allocated from the Stock Suspense Trust Account to the appropriate Account of each such Participant a correspondingly proportionate amount of Common Stock.

Notwithstanding the foregoing, Company Supplemental Contributions may be designated as Pre-tax Contributions for purposes of Section 4.6 only if (a) the contributions are nonforfeitable when made; (b) the contributions can be distributed to the Participant only in the circumstances described in Section 4.8; and (c) the Plan satisfies the requirements of Treasury Regulation
Section 1.401(k)-1(b)(5). Any Company Supplemental Contributions made other than as Company Matching Contributions may be designated as After-tax Contributions or Company Matching Contributions for purposes of Section 5.4 only if (1) the contributions are nonforfeitable when made; (2) the contributions can be distributed to the Participant only in the circumstances described in Section 4.8, provided that these distributions are otherwise permitted under the terms of the Plan; and (3) the Plan satisfies the requirements in Treasury Regulation Section 1.401(m)-1(b)(5).

     6.2         MAXIMUM CONTRIBUTIONS.

     (a) LIMITATIONS ON PARTICIPANT'S ANNUAL ADDITIONS. Notwithstanding any provision of the Plan to the contrary, in no event in any Plan Year shall the annual addition (as defined in Section 415 of the Code) on behalf of any Participant exceed the limitations described in
            Section 415(c) of the Code. To the extent necessary to prevent disqualification of the Plan under the provisions of Section 415 of the Code, contributions made by or on behalf of a Participant under the Plan shall be reduced in the following order, but only to the extent necessary to meet the limitations:

            (1) After-tax Contributions that are Company Supplemental
                    Contributions (as described in Section 6.1);

            (2) Pre-tax Contributions that are Supplemental Contributions (as described in Section 6.1);

            (3) After-tax Contributions;

            (4) Unmatched Pre-tax Contributions;

            (5) Matched Pre-tax Contributions and the corresponding Company
                    Matching Contributions; and

            (6) Company Profit Sharing Contributions.

     (b) COMBINED PLAN LIMITATION. If a Participant participates, or previously participated, in one or more defined benefit plans (as defined in Section 414(j) of the Code) maintained by the Aggregation Group (as defined in Article XV) the sum of the defined contribution plan fraction (as defined in Section 415(e) of the Code) and the defined benefit plan fraction (as defined in Section 415(e) of the Code) shall not exceed 1.0 as of the end of any Plan Year. The "1.25" referred to in Sections 415(e)(2) and 415(e)(3) of the Code and applied in this Section 6.2(b) shall be reduced to
            1.0 for any Plan Year in which the Plan is Top-Heavy (as defined in Article XV). To the extent required to satisfy this limitation the Participant's projected annual benefit under such defined benefit plan(s) shall be reduced.

     (c) REDUCTION IN ANNUAL ADDITIONS. If in any Plan Year a Participant's annual addition (as defined in Section 415 of the Code) exceeds the limitation determined above, the excess shall not be allocated to the Member's accounts in any defined contribution plan. If the excess is vested, the excess shall be returned to the Participant to the extent permitted under Section 415 of the Code. If some or all of the excess is not vested, or if some or all of the excess cannot be returned to the Participant under controlling regulations, the portion that cannot be returned shall be placed in a suspense account.

            The amount held in the suspense account shall be used to reduce contributions for the next Plan Year. The suspense account shall share in the gains and losses of the Trust Fund on the same basis as other Accounts. The above reductions shall be applied first to any other defined contribution plan maintained by the Company, and then to this Plan.

     6.3 ROLLOVER PROVISION. An Employee, who is now or who becomes a Participant in this Plan, may deposit in the Trust all the assets (other than those attributable to his After-tax Contributions, if any) distributed to him as an "eligible rollover distribution" described in Section 402(c) of the Code, provided that the contribution of such amounts to the Plan satisfies the applicable requirements of Code Section 402(c). Each Participant shall always be 100 percent vested in the amount of such assets, deposited by or for the benefit of the Employee, which the Trustee accepts on his behalf.
The amount of these assets and any increments thereon shall be credited to a separate account for the benefit of the Participant and shall be adjusted annually in accordance with generally accepted accounting principles. Such amounts shall in no way be considered as amounts credited to a Participant's account for calculating the limitations set forth in this Article VI or
Section 415(c) of the Code.

Notwithstanding anything herein to the contrary, this Plan shall not accept any direct or indirect transfers from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would have otherwise provided for a life annuity form of payment to the Participant.

     6.4 ACCOUNT ADJUSTMENTS FOR INCOME OR LOSS. The income or loss of the Trust Fund as of each Valuation Date shall be allocated to the Accounts of Participants, former Participants, and Beneficiaries who had unpaid balances in their Accounts on each Valuation Date in proportion to the weighted averages of the balances in their Accounts during the six-month period immediately preceding each Valuation Date but taking into account the specific investments made under the Plan with respect to the assets in such Accounts, with any expenses allocated to particular investments borne solely by the Accounts participating in such investments. Each valuation shall be based on the fair market value of the assets in the Trust Fund on each Valuation Date.

For the purposes of this Section 6.4, any dividends which are payable on shares of Common Stock which have been allocated to any Participant's Pre-tax Contribution Account, After-tax Contribution Account, Rollover Account, or the Company Matching Contribution Account prior to January 1, 1990, shall be allocated in accordance with the provisions of the preceding paragraph.

Any dividends which are payable on shares of Common Stock which have been allocated or contributed for Plan Years commencing on and after January 1, 1990, as Company Matching Contributions or as Company Profit Sharing Contributions shall be allocated as of the end of the Plan Year. These dividends shall be allocated to the accounts of Participants or former Participants who have such balances in their Company Matching Contribution Account and Company Profit Sharing Contribution Account as of the end of the Plan Year; such allocation shall be on the basis of shares of Common Stock in the account as of the beginning of the Plan Year, less any distributions and forfeitures thereof during the Plan Year. Any dividends on shares of Common Stock attributable to Company Supplemental Contributions treated as Company Matching Contributions or as Company Profit Sharing Contributions shall be included in this allocation.

               ARTICLE VII.  BENEFITS - AMOUNT OF DISTRIBUTION

     7.1 AMOUNT OF DISTRIBUTION UPON RETIREMENT. The Participant's Accrued Benefit shall be determined as of the Valuation Date coincident with or next following the date of such Participant's Retirement. Such Participant's vested Accrued Benefit will be distributable in accordance with
Section 8.1.

     7.2 AMOUNT OF DISTRIBUTION UPON DEATH. Upon the death of a Participant before Retirement or other Termination of Employment, the balance of such Participant's Accrued Benefit determined as of the Valuation Date coincident with or next following the Participant's death will become fully vested and distributable in accordance with Section 8.2 to or for the benefit of the Participant's Beneficiary.

     (a) DESIGNATION OF BENEFICIARY. If a Participant is married at death, the Participant's Beneficiary must be the Participant's spouse, unless such spouse, on a form provided by the Plan Administrator, consents to the Participant naming another Beneficiary or Beneficiaries, and such spouse's consent acknowledges the effect of such consent and is witnessed by a notary public. In the event that the Participant's spouse has consented on a form as herein provided, such spouse's consent shall be irrevocable, except that the Participant may change his designation of Beneficiary from time to time only after again obtaining a new spousal consent and filing a new Beneficiary designation form with the Plan Administrator. If the Participant is not married, the Participant may change his designation of Beneficiary from time to time by filing a new Beneficiary designation form with the Plan Administrator. If a Participant becomes divorced from a spouse who is named as the Participant's Beneficiary, the Beneficiary designation will become invalid automatically unless and until the Participant affirms the designation in writing. In all events, no designation of Beneficiary or change of Beneficiary shall be effective until filed with the Plan Administrator. If a Participant shall fail to file a valid Beneficiary designation form, or if all designated Beneficiaries shall have predeceased the Participant, the Plan Administrator shall direct the Trustee to distribute such Participant's Accrued Benefit to relatives living on the Participant's date of death in the following order of priority:
            (1) spouse, (2) children, including adopted children and step-children, in equal shares, (3) parents, in equal shares, (4) brothers and sisters, in equal shares, or (5) Participant's estate. The Plan Administrator is expressly authorized to require, in his sole and absolute discretion, a judicial determination of the proper Beneficiaries where a Participant has failed to file a valid Beneficiary designation form. Whenever the rights of a Participant are stated or limited in the Plan, his Beneficiaries shall be bound thereby.

     (b) FORMER PARTICIPANTS. Upon the death of a former Participant who has terminated his employment but has not received a distribution of his account, his Beneficiary shall be entitled to such former Participant's Accrued Benefit determined in accordance with Section
            7.3 which had not been distributed to or on behalf of the former Participant at the time of his death. Such amount shall be distributed to or for the benefit of any surviving Beneficiary in accordance with Section 8.2.

     (c) PROOF OF DEATH. The Plan Administrator may require such proper proof of death and such evidence of right of any person to receive payment of the distributable amounts as a result of the death of a Participant or former Participant as the Trustee may deem desirable. The Plan Administrator's determination of death and/or the right of any person to receive payment under this subsection shall be conclusive.

     7.3 AMOUNT OF DISTRIBUTION UPON TERMINATION OF EMPLOYMENT PRIOR TO RETIREMENT OR DEATH. Upon a Participant's Termination of Employment with the Company prior to such Participant's Retirement or death, he shall be entitled to receive that portion of his Accrued Benefit determined as of the Valuation Date coincident with or next following the date of such Participant's Termination of Employment that has become vested in accordance with Sections 4.4, 4.12 and 5.12. Such amount will become distributable in accordance with
Section 8.3.

     7.4         IN-SERVICE WITHDRAWAL.

     (a) GENERAL RULE. A Participant may, while still employed, withdraw any amount from his Pre-tax Contribution Account maintained for his benefit under the Plan if he is over the age of 59-1/2 at the time of such withdrawal; he shall, however, be required to make withdrawals first from his After-tax Contribution Account and shall be subject to the provisions of Section 4.13.

     (b) SPECIAL WITHDRAWAL RIGHT FOR DIVERSIFICATION. Notwithstanding anything else contained herein, a Participant who has attained age 55 and has completed 10 years of Vesting Service following January 1, 1990 (taking into account only Vesting Service completed on or after that date) shall have the right to withdraw once in each Plan Year an amount equal to up to 50 percent of his Accrued Benefit under his Company Matching Contribution Account and his Company Profit Sharing Contribution Account which is attributable to Company Matching Contributions made pursuant to Section 5.2(a) and Company Profit Sharing Contributions (or any allocation treated as though Company Matching Contributions made pursuant to Section 5.2(a) or as Company Profit Sharing Contributions). The Plan Administrator shall establish rules for the smooth and efficient administration of this provision, which may include a minimum withdrawal amount.

           ARTICLE VIII.  BENEFITS - COMMENCEMENT OF DISTRIBUTION

     8.1 COMMENCEMENT OF BENEFITS UPON RETIREMENT. Unless as Participant otherwise elects, payment by the Trustee of any benefits payable to a Participant on account of Retirement in accordance with Article VII will commence as soon as practicable after the applicable Valuation Date and not later than 60 days after the close of the Plan Year during which the Participant's Retirement occurs. Notwithstanding the foregoing, a Participant may elect to commence receiving such benefits at any time after his Retirement but not later than the date described in Section 9.2(a). Notwithstanding any other provision in this Plan, a Participant's distribution shall not extend over a period beyond the life expectancy of such Participant or the life expectancy of such Participant and his Beneficiary.

     8.2 COMMENCEMENT OF BENEFITS UPON DEATH. Unless a Beneficiary otherwise elects, payment by the Trustee of any benefits payable on account of a Participant's death in accordance with Article VII will commence as soon as practicable after the next Valuation Date and not later than 60 days after the close of the Plan Year during which such Participant's or former Participant's death occurred. If such former Participant was presently receiving a distribution, his Beneficiary will be entitled to a distribution within a reasonable time after such former Participant's death. Such payment will be to or for the benefit of any surviving Beneficiary in accordance with
Section 7.2(a).

     8.3 COMMENCEMENT OF A BENEFIT UPON TERMINATION OF EMPLOYMENT PRIOR TO RETIREMENT OR DEATH.

     (a) CASH-OUT. If on the Valuation Date immediately following a Participant's Termination of Employment with the Company prior to death or Retirement, the vested Accrued Benefit of such Participant is $3,500 or less (or, if such Accrued Benefit is a greater amount and the Participant consents within the time period set forth in
            Section 8.3(b) below, to an immediate distribution of such Accrued Benefit), the Plan Administrator shall direct the Trustee to distribute in a lump sum to the Participant an amount equal to the vested portion of his Accrued Benefit. The amount distributed shall be determined as of the Valuation Date immediately preceding the effective date of such distribution. Such distribution shall be made as soon as practicable after the first Valuation Date following the date of such Termination of Employment or, where applicable, the date of receipt of the Participant's timely consent to such distribution.

     (b) DEFERRED DISTRIBUTION. If on the Valuation Date immediately following such Termination of Employment, the vested Accrued Benefit of such Participant that is distributable in accordance with Section 7.3 is more than $3,500, the distribution of such vested Accrued Benefit of such Participant shall be deferred until the Participant attains age 70-1/2 or dies, at which time it shall be paid in a lump sum payment on the date described in Section 9.2(a) unless prior to such time the Participant consents to an immediate lump sum distribution of the vested portion of his Accrued Benefit on a form provided by the Plan Administrator for such purpose.

     (c) NATURE OF DISTRIBUTIONS. If a lump sum distribution will be made, the procedures to be followed shall be as follows:

            (1) if Common Stock or mutual fund shares constitute a portion of the vested interest of the Participant, such stock or shares shall be distributed in cash unless the Participant requests a distribution in kind, and

            (2) no other assets of the Trust Fund shall be distributed in kind but the Trustee shall establish procedures consistent with the terms hereof to value and distribute the vested interests of the Participant relating to all other assets in the Participant's Accounts.

     8.4 SPECIAL RULE. Notwithstanding any other provision in this Plan, any Accrued Benefit arising after the Valuation Date as of which the Participant's previously credited Accrued Benefit has been distributed in accordance with this Article VIII that is vested in accordance with Sections 4.4, 4.12 and 5.12 shall be distributed to such Participant (or his Beneficiary) as soon as practicable after the Valuation Date coincident with or next following the date of such addition.

     8.5 ELIGIBLE ROLLOVER DISTRIBUTIONS. This Section applies to distributions made on or after January 1, 1993.

     (a) GENERAL RULE. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this subsection, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (b)  DEFINITIONS.

           (1) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

            (2) ELIGIBLE RETIREMENT PLAN.  An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                  Section 408(b) of the Code, an annuity plan described in
                  Section 403(a) of the Code, or a qualified trust described in
                  Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

             (3) DISTRIBUTEE.  A distributee includes an employee or former employee. In addition, the employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

             (4) DIRECT ROLLOVER.  A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

          ARTICLE IX. MANNER, FORM AND TIMING OF PENSION PAYMENTS UPON RETIREMENT, DEATH AND DISABILITY

     9.1         MANNER OF MAKING PAYMENTS.  Subject to Article VIII and
Section 9.2(b), payment by the Trustee of any pension, as provided for under this Plan, to or for the benefit of any Participant in the event of his Retirement, or, in the event of a Participant's death, the Trustee's payment of a death benefit to or for the benefit of his Beneficiary or estate will be made by one or more of the following methods as the Participant or, in the event of the Participant's death, his Beneficiary may determine, after consultation with the Plan Administrator:

     (a)  By payment in one lump sum; or

     (b) By payment in semiannual or annual installments over any period not to exceed the lesser of--

               (1)ten years, and

               (2)the period described in the last sentence of Section 8.1.

     9.2         COMMENCEMENT AND DISTRIBUTION OF PAYMENTS.

     (a) Payments by the Trustee to or for the benefit of a Participant shall commence in accordance with the terms of this Plan, but the balance in the Accounts of an individual who attains age 70-1/2 must be distributed, or commence to be distributed, no later than the first day of April following the calendar year in which such individual attains age 70-1/2, except as otherwise permitted under
            Section 401(a)(9) of the Code. Any distribution required under the incidental death benefit requirements of Section 401(a) of the Code shall be treated as a distribution required under this Section 9.2(a). Distributions shall be made in accordance with the regulations under Section 401(a)(9) of the Code, including Proposed Treasury Regulation Section 1.401(a)(9)-2. The provisions reflecting Section 401(a)(9) of the Code shall override any distribution options in the Plan inconsistent with Section 401(a)(9) of the Code.

     (b) Upon the death of the Participant, the following distribution provisions shall take effect:

          (1) If the Participant dies after distribution of his interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

          (2) If the Participant dies before distribution of his interest commences, the Participant's entire interest will be distributed no later than five years after the Participant's death except to the extent that an election is made to receive distributions in accordance with subparagraph (A) or (B) below:

                   (A) If any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated Beneficiary commencing no later than one year after the Participant's death; and

                   (B) If the designated Beneficiary is the Participant's
                       surviving spouse, the date distributions are required to begin in accordance with subparagraph (A) shall not be earlier than the date on which the Participant would have attained age 70-1/2, and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

            (3) For purposes of Section 9.2(b)(2), payments will be calculated by use of the return multiples specified in Treasury Regulation Section 1.72-9. Life expectancy of a surviving spouse may be recalculated annually; however, in the case of any other designated Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

            (4) For purposes of this subsection (b), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if he amount becomes payable to the surviving spouse when the child reaches the age of majority.

     9.3 ELIGIBLE ROLLOVER DISTRIBUTIONS. This Section applies to distributions made on or after January 1, 1993.

     (a) GENERAL RULE. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (b)  DEFINITIONS.

          (1) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (2) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                  Section 408(b) of the Code, an annuity plan described in
                  Section 403(a) of the Code, or a qualified trust described in
                  Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

          (3) DISTRIBUTEE. A distributee includes an employee or former employee. In addition, the employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (4) DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     9.4 NATURE OF DISTRIBUTIONS. If otherwise provided herein that a lump sum distribution will be made, the procedure to be followed shall be as follows:

     (a) if Common Stock or mutual fund shares constitutes a portion of the fully vested interest of the Participant, such stock or shares shall be distributed in cash unless the Participant or Beneficiary requests a distribution in kind, and

     (b) no other assets of the Trust Fund shall be distributed in kind but the Trustee shall establish procedures consistent with the terms hereof to value and distribute the vested interests of the Participant relating to all other assets in the Participant's Accounts.

           ARTICLE X.  TRUST FUND AND INVESTMENT OF CONTRIBUTIONS

     10.1 IN GENERAL. The Corporation shall enter into one or more Trust Agreements with one or more Trustees, providing for the administration of the Trust Fund in such form and containing such provisions as the Corporation deems appropriate, including, but not by way of limitation, provisions with respect to the powers and authority of each Trustee, and the authority of the Corporation to amend or terminate each Trust Agreement and to settle the accounts of each Trustee on behalf of all persons having an interest in the Trust Fund.

     10.2 EXCLUSIVE BENEFIT. Neither the principal nor the income of the Trust Fund shall be used for any purpose whatsoever other than for the exclusive benefit of Participants or their Beneficiaries or to meet the necessary expenses of the Plan, provided that, to the extent permitted by law, upon the request of the Company, a contribution which was made by it by a mistake of fact or upon the deductibility of any contribution under
Section 404 of the Code, shall be returned to the Company within one year after the payment of such mistaken contribution or the disallowance of such deduction (to the extent disallowed), whichever is applicable.

     10.3 VOTING AND TENDERING OF COMMON STOCK. A Participant shall be entitled to direct the Trustee regarding the manner in which to vote and the action to be taken in response to any tender or exchange offer for the full shares of Common Stock held in his Accounts. Each Participant shall be furnished a form for the purpose of communicating his direction to the Trustee and such other information as may be required under the Trust Agreement. If no Participant direction is timely received by the Trustee, the Trustee shall not vote, tender, or exchange Participant's Common Stock. Shares of Common Stock held under the Stock Suspense Trust Account shall be voted, tendered, or exchanged by the Trustee in accordance with the applicable provisions of the Trust Agreement based on the directions of the Participants with respect to the full shares of Common Stock allocated to their Accounts.

     10.4 INVESTMENT OF COMPANY CONTRIBUTIONS. Unless otherwise directed by the Plan Administrator in his sole and absolute discretion, any Company Matching Contributions, Company Profit Sharing Contributions, forfeitures arising under Section 5.13, and any Company Supplemental Contributions designated as Company Matching Contributions or as Company Profit Sharing Contributions under Section 6.1 made or arising after October 1, 1990 shall be automatically invested by the Trustee in Common Stock.

     10.5 INVESTMENT OF EMPLOYEE CONTRIBUTIONS. Notwithstanding anything herein to the contrary, each Participant, and any former Participant who upon Termination of Employment defers his distribution pursuant to Sections 8.1 and 8.3(b), shall exercise control over the assets in his Accounts attributable to his own Employee Contributions and any Company Matching Contribution made as of a date before October 1, 1990 by advising the Plan Administrator to direct the Trustee to invest such Accounts in such manner as he may choose from the options provided to him under the Plan and Trust. Any direction by such a Participant or former Participant must be in accordance with the provisions set forth herein and, as applicable, in the salary reduction or other payroll deduction agreements in effect with respect to the Plan. Such Participants and former Participants shall exercise this control by executing written instructions to the Plan Administrator in such manner as is acceptable to the Plan Administrator. Each such election shall be binding for the period in which the election is made and for any future Employee Contributions, if applicable, until such time as such election is revoked in writing and a new election is made. Participants and former Participants may choose to divide the investment of his Accounts and future contributions, if applicable, thereto in whatever manner the Participant or former Participant feels is appropriate to his particular circumstances within the limitations provided by the Plan Administrator.

A Participant or former Participant may change or revoke a decision to direct investments by submitting appropriate new written instructions to the Plan Administrator; however, any such change or revocation can only be made at such times and with such frequency as the Plan Administrator may establish.

If a Participant or former Participant fails to direct the investment of the assets subject to this Section 10.5, such assets shall automatically be invested in the option provided under the Plan and Trust which the Plan Administrator determines is most likely to preserve the principal amount of the assets.

                         ARTICLE XI.  ADMINISTRATION

     11.1 ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION. The Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Plan and Trust.

     (a) The Corporation shall be the "Named Fiduciary" within the meaning of Section 402 of ERISA, and shall be in charge of the operation of the Plan. In general, the Company shall have the sole responsibility for making the contributions provided for under
            Section 4.1. The Corporation shall have the authority to appoint and remove the Trustee and Plan Administrator, to amend and terminate this Plan, in whole or in part, and to direct the Trustee to establish or eliminate one or more separate investment accounts within the Trust Fund for the investment of the assets of the Plan. The Corporation shall have the sole authority to hire on behalf of the Plan any persons or entities providing third party administrative services with respect to Participant accounts, purchases of investments, handling of Plan assets and other duties. A letter agreement by the Chief Executive Officer of the Corporation shall be sufficient to evidence the due appointment and delegation of such agents.

     (b) Except as described above, the Plan Administrator shall have the sole responsibility for the administration of this Plan, which responsibility is described herein. Any exercise of these powers by the Plan Administrator shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan and shall be given the maximum deference allowed by law.

     (c) Except as otherwise provided in the Plan or Trust, the Trustee shall have the responsibility for the administration of the Trust and the investment and management of the assets held under the Trust.

     (d) Each Fiduciary shall accept directions given or information furnished or shall take action in accordance with the provisions of this Plan. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan, and is not required to inquire into the propriety of any such direction, information or action. It is intended under the provisions of this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under the provisions of this Plan and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

     11.2 APPOINTMENT OF ADMINISTRATOR. The Plan shall be administered by the person initially designated hereinabove as Plan Administrator or as from time to time thereafter appointed by the Chief Executive Officer of the Corporation.

     11.3 CLAIMS PROCEDURE. The Plan Administrator shall make all determinations to the right of any person to a benefit. Whenever a Participant or Beneficiary may be entitled to benefits under the Plan, he shall have the right to file a written request (a "Claim") with the Plan Administrator for payment of such benefits. A Claim may be filed either before or after the commencement of benefit payments, and may be a request for a Plan benefit or for a greater benefit than the benefit currently being received.

Claims must be in writing and must be delivered to the Plan Administrator or to someone designated by the Plan Administrator to receive such claims. Upon receipt of a Claim, the Plan Administrator or a person designated by it shall determine whether it is to be denied, wither in whole or in part. If a Claim is denied in whole or in part, notice of denial and the opportunity for a review procedure, as provided in subsections (a) through (d) of this Section 11.3, shall be afforded the Participant or Beneficiary whose Claim has been denied.

     (a) NOTICE OF DENIAL. If a Claim is wholly or partially denied, written notice of the Plan Administrator's decision shall be furnished (either delivered or mailed) to the Claimant within 45 days after the receipt of the Claim by the Plan Administrator.

     (b) CONTENT OF NOTICE. The notice referred to in the preceding subsection shall be written to the best of the Plan Administrator's ability in a manner calculated to be understood by claimant without legal or actuarial counsel and shall include:

            (1) The specific reason or reasons for the denial;

            (2) Specific reference to the pertinent Plan Provisions on which the denial is based;

            (3) A description of any additional material or information necessary for the claimant to perfect the Claim and an explanation of why such material or information is necessary; and

            (4) An explanation of the Plan's claim review procedure.

     (c) REVIEW PROCEDURE. After receiving notice of the denial of his Claim, a claimant shall have an opportunity to appeal the denial to the Plan Administrator. In order to avail himself of this review procedure, the denied Claimant or his duly authorized representative must, within 60 days after receipt by the claimant of written notification of the denial of the Claim, make written application to the Plan Administrator requesting a review of the denial. The claimant, or his duly authorized representative, shall be permitted at all reasonable hours to review pertinent documents, and he may, if he wishes, submit issues and comments in writing.

     (d) DECISION OF REVIEW. The Plan Administrator's decision on the denied Claim shall be made and communicated to the Claimant or his duly authorized representative not later than 60 days after the Plan Administrator's receipt of a request for review. If special circumstances require an extension of time for processing of the Claim, a decision shall be rendered as soon as possible, but not later than 120 days after receipt for review. In the sole and absolute discretion of the Plan Administrator, a hearing may be held if the Plan Administrator deems it necessary in connection with any denied Claim. The Plan Administrator's decision on review must be in writing, written in a manner calculated to be understood by the claimant, and shall include specific reasons for the decision and specific references to the pertinent provisions on which the decision is based.

     (e) The Plan Administrator shall have no power to add to or subtract from or modify any of the terms of the Plan, or to change or add to any requirements of eligibility for participation or benefits under the Plan.

     11.4 RECORDS AND REPORTS. The Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA relating to records of Participant's service, Account balances and the percentage of such Account balances which are nonforfeitable under the Plan; notifications to Participants; annual returns with the Internal Revenue Service; and annual reports to the Department of Labor.

     11.5       OTHER ADMINISTRATIVE POWERS AND DUTIES.  The Plan
Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not limited to, the following:

     (a) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

     (b) To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

     (c) To prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;

     (d) To receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan;

     (e) To direct the Trustee in all matters concerning the investment of the Trust Fund and develop a policy for the funding of the Plan that is consistent with the needs of the Plan and the requirements of ERISA;

     (f) To furnish the Company upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

     (g) To receive, review and keep on file, as he deems convenient and proper, reports of the financial ondition, and of the receipts and disbursements, of the Trust Fund from the Trustee; and

     (h) To appoint or employ individuals to assist in the administration of the Plan and any other agents he deems advisable, including legal and actuarial counsel. The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any requirements of eligibility for participation or benefits under the Plan, but shall otherwise have the authority to administer the Plan in his sole and absolute discretion. Any determination made by the Plan Administrator shall be given the maximum deference allowed by law in the event it is subject to judicial review.

     11.6 RULES AND DECISIONS. The Plan Administrator may adopt such rules as he deems necessary, desirable, or appropriate. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant or Beneficiary, the Company, the legal counsel of the Company, or the Trustee.

     11.7 AUTHORIZATION OF PAYMENTS. The Plan Administrator shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and shall issue such directions in accordance with this Plan.

     11.8 ESTABLISHMENT OF FUNDING PROCEDURES. The Trustee shall be authorized to secure and consult with accountants, actuaries and other professionals in the discharge of its responsibilities. The Trustee shall be charged with the management of the assets of the Plan, including the power to direct the acquisition and disposition of any assets of the Plan.

     11.9 FACILITY OF PAYMENT. Whenever, in the Plan Administrator's opinion, a person entitled to receive payment of any benefit or installment thereof hereunder is under a legal disability or is incapacitated in any ways so as to be unable to manage his financial affairs, the Plan Administrator may direct the Trustee to make payments to such person or to his legal representative or a relative or friend of such a person for his benefit or the Plan Administrator may direct the Trustee to apply the payment for the benefit of such person in such a manner as the Plan Administrator considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section 11.9 shall be a complete discharge of any liability for the making of such payment under the provisions of this Plan.

     11.10 PRUDENT MAN RULE. All Fiduciaries shall discharge their duties with respect to the Plan with the care, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims.

                ARTICLE XII.  SUCCESSOR EMPLOYER - MERGER OR
                            CONSOLIDATION OF PLAN

     12.1 SUCCESSOR COMPANY. In the event of the dissolution, merger, consolidation, or reorganization of the Company, provisions may be made by which the Plan and Trust will be continued by the successor; and in that event, such successor shall be substituted for the Company under this Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all the powers, duties and responsibilities of the Company under the Plan.

     12.2 PLAN ASSETS. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other fund only if each Participant would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated).

           ARTICLE XIII.  PLAN AMENDMENTS - ACTION BY CORPORATION

     13.1 PLAN AMENDMENTS. The Corporation reserves the right to make from time to time any amendments to this Plan which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries; provided, however, that the Corporation may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA or other applicable laws. No amendment, however, shall deprive any Participant or Beneficiary of any vested interest hereunder accrued prior to the effective date of such amendment. Amendments shall be adopted by written resolution of the Corporation's Board of Directors or any of its committees or, to the extent permissible, by written instrument signed by appropriate officers of the Corporation.

     13.2       AMENDMENTS TO THE VESTING SCHEDULE.  If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three Years of Service with the Company may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

     (a)  Sixty days after the amendment is adopted;

     (b)  Sixty days after the amendment becomes effective; or

     (c) Sixty days after the Participant is issued written notice of the amendment by the Company or Plan Administrator.

     13.3 NO REDUCTION IN ACCRUED BENEFITS. No amendment to the Plan shall decrease a Participant's Accrued Benefit or eliminate an optional form of distribution. Notwithstanding the preceding sentence, a Participant's Accrued Benefit may be reduced to the extent permitted under Section 412(c)(8) of the Code. Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

     13.4 AMENDMENTS IN ADOPTION AGREEMENT. An adopting Company may amend the Plan by adding overriding Plan language to its resolution in which it adopts the Plan where such language is necessary to satisfy Code Sections 415 and 416 because of the required aggregation of multiple plans under these sections.

                       ARTICLE XIV.  PLAN TERMINATION

     14.1 RIGHT TO TERMINATE. In accordance with the procedure set forth in this Article, the Corporation may terminate the Plan at any time. In the event of the dissolution, merger, consolidation, or reorganization of the Corporation, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to the Corporation in accordance with Section 12.1. The Plan may be terminated by written resolution of the Corporation's Board of Directors or any of its committees or, to the extent permissible, by written instrument signed by appropriate officers of the Corporation.

     14.2 PARTIAL TERMINATION. Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Trustee shall, in accordance with the directions of the Plan Administrator, allocate and segregate for the benefit of the Employees then or theretofore employed by the Company with respect to which the Plan is being terminated the proportionate interest of such Participants in the Trust Fund, and such amounts shall fully vest. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 14.3.

     14.3 DISTRIBUTION UPON COMPLETE OR PARTIAL TERMINATION OR UPON COMPLETE DISCONTINUANCE OF CONTRIBUTIONS. Upon complete or partial termination of the Plan or upon complete discontinuance of contributions, the Plan Administrator shall direct the Trustee to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, former Participants and Beneficiaries in proportion to their respective Accrued Benefits. This distribution shall be in cash, in securities or other assets in kind, and in such manner as the Corporation shall determine; provided, however, that due regard is taken with respect to restrictions on distributions to Participants who have been owner-employees and all other similar provisions of the Plan and the Code.

                        ARTICLE XV.  TOP-HEAVY PLANS
                       DEFINITIONS AND DETERMINATIONS

     15.1       TOP-HEAVY DEFINITIONS.

     (a) For purposes of this Article XV, the following definitions shall apply in addition to those set forth in Article II.

            "Aggregate Plans" shall mean (1) all plans of the Company or an Aggregation Group which are required to be aggregated with the Plan, and (2) all plans of the Company or an Aggregation Group which are permitted to be aggregated with the Plan and which the Company elects to aggregate with the Plan, for purposes of determining whether the Plan is Top-Heavy. A plan shall be required to be aggregated with the Plan if such plan includes as a participant a Key Employee or if such plan enables any plan of the Company or of a member of the Aggregation Group in which a Key Employee participates to qualify under Section 401(a)(4) or Section 410 of the Code. A plan of the Company or the Aggregation Group shall be permitted to be aggregated with the Plan if such plan satisfies the requirements of Sections 401(a)(4) and 410 of the Code, when considered together with the Plan and all plans which are required to be aggregated with the Plan. No plan shall be aggregated with the Plan unless it is a qualified plan under
            Section 401 of the Code.

            "Aggregation Group" shall mean the Company and each other employer which must be aggregated with the Company for purposes of Section 414(b), 414(c), or 414(m) of the Code.

            "Determination Date" shall mean (1) with respect to any Plan Year other than the first Plan Year of the Plan, the last day of the preceding Plan Year, and (2) with respect to the first Plan Year of the Plan, the last day of such Plan Year.

            "Key Employee" shall mean the "key employee" as defined in Section 416(i) of the Code.

            "Top-Heavy" shall mean that as of the Determination Date, the Value of Accumulated Benefits for Key Employees under all aggregated Plans exceeds 60 percent of the Value of Accumulated Benefits for all individuals under all Aggregate Plans as set forth in Section 416(g) of the Code.

             "Value of Accumulated Benefits" shall mean the sum of:

             (1) in the case of a defined benefit plan, the present value of the accrued benefit determined as of the most recent Valuation Date which is within a 12-month period ending on the Determination Date and using the same actuarial assumptions as to interest and mortality as specified in such defined benefit plan, plus the sum of any amounts distributed to the individual during the Plan Year which includes the Determination Date and during the four immediately preceding Plan Years;

             (2) in the case of a defined contribution plan, the sum of the accounts of the individual as of the most recent Valuation Date which is within a 12-month period ending on the Determination Date, plus the sum of any amounts distributed to the individual during the Plan Year which includes the Determination Date and during the four immediately preceding Plan Years.

               "Year of Top-Heavy Service" shall mean a year of service of a Participant which commenced in a Plan Year during which the Plan was Top-Heavy.

     (b) If the Plan is determined to be Top-Heavy as of any Determination Date, then it shall be subject to the rules set forth in the remainder of this Article for the first Plan Year commencing after such Determination Date. If, as of a subsequent Determination Date, the Plan is determined to no longer be Top-Heavy, then the rules set forth in the remainder of this Article shall no longer apply, except where expressly indicated otherwise.

     15.2 MINIMUM CONTRIBUTION. For purposes of this paragraph, the term "largest Key Employee contribution percentage" means the largest percentage obtained for any Key Employee when each Key Employee's compensation for the Plan Year is divided into the sum of the Company Matching Contributions, Company Profit Sharing Contributions, and Pre-tax Contributions for such Key Employee for such Plan Year. Any additional contribution required by the preceding sentence shall be made by the Company. For purposes of determining which non-Key Employees are entitled to any additional Company contribution required by the preceding sentence, each Eligible Employee who is eligible to participate in the Plan under Article III, shall be considered to be a Participant in the Plan during the period he is eligible to participate, whether or not such Employee actually is a Participant. For purposes of this paragraph, the term "largest Key Employee contribution percentage" means the largest percentage obtained for any Key Employee when each Key Employee's compensation for the Plan Year is divided into the sum of the Company Matching Contributions, Company Profit Sharing Contributions, and Pre-tax Contributions for such Key Employee for such Plan Year.

     15.3 MINIMUM VESTING. If the Plan is determined to be Top-Heavy for any Plan Year, then a Participant's vested interest in Company Matching Contributions and Company Profit Sharing Contributions determined as of the first day of such Plan Year and determined as of any future date while the Plan continues to be Top-Heavy shall be no less than as determined under the following table:

     YEARS OF VESTING SERVICE            VESTED PERCENTAGE

       Less than 2 years                       None
       2 but less than 3                        20%
       3 but less than 4                        40%
       4 but less than 5                        60%
       5 but less than 6                        80%
       6 years or more                          100%

If the Plan subsequently is determined to no longer be Top-Heavy, then the above minimum vesting schedule shall not apply to any portion of a Participant's Accounts attributable to Company Matching Contributions and Company Profit Sharing Contributions made on or after the first day of the first Plan Year in which the Plan is no longer Top-Heavy, provided that the Accounts of any Participant with three or more Years of Vesting Service as of the first date as of which the Plan is no longer Top-Heavy shall continue to be vested in accordance with the minimum vesting schedule applicable during the period that the Plan was Top-Heavy.

                         ARTICLE XVI.  MISCELLANEOUS

     16.1 NO GUARANTEE OF EMPLOYMENT. Nothing contained herein shall be construed as a contract of employment between the Company and the Employee, or as a limitation of the right of the Company to discharge any of its employees, with or without cause, or as a right of any employee to be continued in the employment of the Company.

     16.2 RIGHTS TO TRUST ASSETS. No Employee shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee from the assets of the Trust Fund. Except as otherwise may be provided under Title IV of ERISA, all payments of benefits as provided for in this Plan shall be made solely from the assets of the Trust Fund and none of the Fiduciaries shall be liable therefore in any manner.

     16.3 NONALIENATION OF BENEFITS. Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

     16.4 PARTICIPANTS' RIGHTS. Neither the establishment of the Trust hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Company, or any officer or employee thereof, or the Trustee, or the Plan Administrator, except as otherwise provided herein or by law. Under no circumstances shall the terms of employment of any Participant be modified in any way.

     16.5 CONSTRUCTION OF AGREEMENT. The Plan shall be construed, whenever possible, to be in conformity with the requirements of the Code and ERISA. To the extent not in conflict with the preceding sentence, the construction and administration of the Plan shall be governed by, and its validity determined under the laws of the State of Alabama. The masculine gender where appearing in the Plan shall be deemed to include the feminine gender, and the singular shall include the plural, unless the context clearly indicates other wise. Person, where appearing in the Plan, shall mean an individual, partnership, joint venture, corporation, mutual company, joint stock company trust, estate, unincorporated organization, association or employee organization.

     16.6 SERVICE OF PROCESS. The Plan Administrator is hereby authorized to receive any legal papers or summonses on behalf of the Plan. In the absence of a proper designation, as provided by law, service may be made upon the Company, Plan Administrator, or Trustee.

     16.7 ADMINISTRATIVE EXPENSES. Except as provided in Section 14.3, the Company shall pay all expenses relating to the Trustee, Plan
Administrator or any counsel, accountant or agent for the Plan.

     16.8 LOANS TO PARTICIPANTS. Upon application by a Participant or Beneficiary and approval of the loan by the Plan Administrator, the Trustee shall lend to such Participant or Beneficiary an amount which is (a) not less than $1,000 and (b) not in excess of the lesser of (1) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan to the Participant on the date the loan is made, and (2) 50 percent of the vested portion of such Participant's Accounts as of the date on which the loan is approved. For the purpose of the above limitation, all loans from all plans of the Company and other members of a group of employers described in Code sections 414(b), 414(c), 414(m) or 414(o) are aggregated. All loans shall be subject to the approval of the Plan Administrator who shall thoroughly investigate each application for a loan.

All loans shall comply with the following terms and conditions:

     (A) An application for a loan by such a Participant shall be in writing to the Plan Administrator, whose action thereon shall be final.

     (B) Loans shall only be made if the Participant, with regard to the Account from which the loan is to be made, has been in the Plan at least two Plan Years.

     (C) Loans shall be made available to all Participants and former Participants and Beneficiaries who are parties in interest to the Plan (within the meaning of Section 3(14) of ERISA) on a reasonably equivalent basis, taking into consideration the size of the loan requested, the size of the borrower's vested Account balances, and the borrower's ability to repay the loan. Loans to former Participants with a vested Account balance and Beneficiaries may be made on different terms and conditions than for active Participants where such terms and conditions are based solely on factors that are legally considered by commercial entities in the business of making similar loans.

     (D) The period of repayment for any loan shall be arrived at by mutual agreement between the Administrator and the borrower, but such period in no event shall exceed five years except where the loans proceeds are to be applied to the acquisition, construction, reconstruction or substantial rehabilitation of the Participant's principal residence or the principal residence of one of his immediate family members. In such case the repayment period may exceed five years, but shall in no event exceed 15 years. Any loan shall, by its terms, require repayment (principal and interest) be made in level payments, no less frequently than quarterly. Subject to the foregoing limitations, the period of repayment of any loan may be renegotiated from time to time by mutual agreement between the Administrator and the borrower.

     (E) The Plan Administrator shall determine the adequacy and amount of security required for each loan. In making these determinations, the Plan Administrator shall consider the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm's-length terms. A portion of a borrower's vested Account balance may be used as security for a loan.
            However, no more than 50 percent of the borrower's vested Account balance may be used as usecurity for the outstanding balance of all loans under this Plan made to such borrower. The total outstanding balances of all loans under the Plan to the borrower is not permitted to exceed 50 percent of the borrower's vested Account balance.

     (F) Loans shall bear a reasonable interest rate which shall be equal to the interest rate charged by a lending institution for a loan which would be made under similar circumstances. Such an interest rate shall not violate any applicable usury laws. The Plan Administrator shall not discriminate among Participants in the matter of interest rates, but loans granted at different times may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by a change in general economic conditions.

     (G) A Participant who is granted a loan from the Plan shall be required to make payments on such loan through mandatory payroll deduction. In the event a borrower makes any payment required hereunder more than 15 days after the date on which it is due, such payment shall be increased by the amount of interest accruing on the unpaid principal balance from the due date until the date of payment. The borrower shall be in default if any payment required here under is not made by the date 90 days after it is due, or if the borrower is adjudicated as bankrupt, makes an assignment for the benefit of creditors, or files a petition for relief under the Bankruptcy Act. In the event of a default, all remaining installment payments on the loan shall be immediately due and payable. In the event that the Participant or his Beneficiary becomes entitled to a benefit under the Plan, then the Administrator may cause the Trustee to deduct the total unpaid balance of such loan, plus interest owed thereon, or any portion thereof, from any distribution from the Trust Fund of the portion of the vested Accrued Benefit which secures the loan to which the Participant or his Beneficiary shall become entitled. In the event that the amount of such distribution is not sufficient to repay the remaining balance of such loan, the borrower shall be liable for and shall continue to make payments on any such balance still due from him. In no event shall any distribution be made to a borrower which would reduce the balance of his Accounts below the outstanding balance of the loan. In the event of default, foreclosure on a note which evidences the debt created by a loan and which is secured by Account balances, and attachment of such security, shall not occur until a distributable event occurs in the Plan.

     (H) Loans shall be made solely from the Participant's After-tax Contribution Account, Pre-tax Contribution Account and Rollover Account, if any, and shall be charged pro rata against the investments in which such Accounts are invested pursuant to Section
            10.5. For purposes of the Plan, a loan shall be treated as an investment direction pursuant to Section 10.5, and the amount of any loan shall be considered to be an asset of the borrower's Accounts only, and not of the Accounts of any other person.

     IN WITNESS WHEREOF, the Corporation has executed this Amended and Restated Plan by its proper officers thereunto duly authorized this 17th day of June, 1994 effective as of January 1, 1993.


                     PROTECTIVE LIFE CORPORATION


                     By   /s/ Drayton Nabers, Jr.
                    Its:  President and Chief Executive Officer

ATTEST:

/s/ John K. Wright
Its:  Secretary

                                  APPENDIX
                                   TO THE
                     PROTECTIVE LIFE CORPORATION 401(k)
                          AND STOCK OWNERSHIP PLAN

Pursuant to Section 2.24 of the Plan, the following provisions of the Plan shall be effective as of the special effective date indicated herein:


PLAN PROVISION                                  SPECIAL EFFECTIVE DATE

Section 2.19 (the                               January 1, 1989
compensation limitation
under section 401(a)(17) of
the Code)

Section 2.33                                    January 1, 1987

Section 4.6                                     January 1, 1987

Section 4.7                                     January 1, 1987

Section 5.4                                     January 1, 1987

Section 6.2                                     January 1, 1987

Section 9.2 January 1, 1989 (subject to special transition rules described in Section
                                                401(a)(9) of the Code)

Section 13.2                                    January 1, 1989